ACTIVE/128326788.11 Confidential Execution Copy Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”. RESEARCH COLLABORATION AND LICENSE AGREEMENT by and between C4 THERAPEUTICS, INC. and MERCK KGaA, Darmstadt, Germany

TABLE OF CONTENTS

		Page
1.	DEFINITIONS AND INTERPRETATIONS	1
2.	LICENSES; EXCLUSIVITY	18
2.1.	License to MKDG	18
2.2.	License to C4T	18
2.3.	[***]	18
2.4.	No Implied Licenses	19
2.5.	Exclusivity	19
3.	RESEARCH COLLABORATION	20
3.1.	Collaboration Term	20
3.2.	Research Collaboration	21
3.3.	MKDG Phase	22
3.4.	Work Plan	22
3.5.	R&D Budget and Cost Allocation	22
3.6.	Conduct of Research Collaboration	23
3.7.	Collaboration Targets	23
3.8.	Technology Transfer	24
3.9.	Virtual Data Room	24
4.	DEVELOPMENT AND COMMERCIALIZATION	24
4.1.	Development	24
4.2.	Commercialization	25
5.	GOVERNANCE	25
5.1.	Alliance Manager	25
5.2.	Joint Research Committee	26
5.3.	Joint Steering Committee	27
5.4.	JRC and JSC Decisions	27
5.5.	Scope of JRC and JSC Authority	28
6.	FINANCIAL PROVISIONS	28
6.1.	Upfront Fee	28
6.2.	R&D Funding	28
6.3.	[***]	28
6.4.	Development and Commercialization Milestones Payments	29
6.5.	Calculation and Payment of Royalties	31
6.6.	Payment Currency / Exchange Rate / Invoices	33
6.7.	Legal Restrictions	34
6.8.	Late Payments	34
6.9.	Taxes	34
6.10.	Records and Audit Rights	35
7.	INTELLECTUAL PROPERTY RIGHTS	36
7.1.	Background IP	36
7.2.	Ownership of Inventions	36
7.3.	Patent Prosecution and Maintenance	37

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ACTIVE/128326788.11

ACTIVE/128326788.11 TABLE OF CONTENTS (Continued) Section Page -ii- 7.4. Enforcement and Defense ................................................................................39 7.5. Intellectual Property Operating Committee. ....................................................40 8. CONFIDENTIALITY..................................................................................................41 8.1. Duty of Confidence ..........................................................................................41 8.2. Exceptions ........................................................................................................41 8.3. Authorized Disclosures ....................................................................................42 9. PUBLICATIONS AND PUBLICITY .........................................................................43 9.1. Publications ......................................................................................................43 9.2. Publicity ...........................................................................................................44 10. TERM AND TERMINATION ....................................................................................45 10.1. Term .................................................................................................................45 10.2. Termination for Convenience ..........................................................................45 10.3. [***] ..................................................................................................................45 10.4. Termination for Cause .....................................................................................45 10.5. Alternative Remedy in Case of Material Breach by C4T ................................46 10.6. Material Breach Dispute ..................................................................................46 10.7. Termination for Insolvency ..............................................................................46 10.8. Termination of Agreement in its Entirety ........................................................46 11. EFFECTS OF TERMINATION ..................................................................................46 11.1. Termination of Agreement ...............................................................................47 11.2. Return of Confidential Information .................................................................47 11.3. Licenses............................................................................................................47 11.4. Exclusivity Obligations ....................................................................................47 11.5. Other Terms and Conditions applicable to Termination..................................48 11.6. Termination Costs ............................................................................................48 11.7. Survival ............................................................................................................49 11.8. Termination Not Sole Remedy ........................................................................49 11.9. Bankruptcy Code .............................................................................................49 12. C4T REVERSION AND OPTION RIGHTS UPON TERMINATION .....................49 12.1. Reversion of [***] ............................................................................................49 12.2. [***] ..................................................................................................................50 12.3. Determination of Stage of Development and Initiation Notification...............50 12.4. Financial Considerations for Compound(s) and Product(s) at Different Stages ...............................................................................................................51 12.5. Transition .........................................................................................................53 12.6. Other Terms .....................................................................................................54 13. REPRESENTATIONS AND WARRANTIES............................................................54 13.1. Representations and Warranties by Each Party ...............................................54 13.2. Representations and Warranties by C4T ..........................................................55 13.3. Covenants by Each Party .................................................................................56 13.4. Covenants by C4T............................................................................................57 13.5. Limitation .........................................................................................................57 13.6. No Other Warranties ........................................................................................57

ACTIVE/128326788.11 TABLE OF CONTENTS (Continued) Section Page -iii- 14. INDEMNIFICATION AND LIABILITY ...................................................................57 14.1. Indemnification by C4T ...................................................................................57 14.2. Indemnification by MKDG ..............................................................................57 14.3. Indemnification Procedure ...............................................................................58 14.4. Special, Indirect and Other Losses...................................................................58 14.5. Insurance ..........................................................................................................59 15. DATA PRIVACY AND COMPLIANCE ...................................................................59 15.1. Data Privacy Laws ...........................................................................................59 15.2. Business Conduct. ............................................................................................59 16. GENERAL PROVISIONS ..........................................................................................60 16.1. Assignment ......................................................................................................60 16.2. Change of Control ............................................................................................61 16.3. Performance and Exercise by Affiliates ..........................................................61 16.4. Severability ......................................................................................................61 16.5. Governing Law; English Language .................................................................62 16.6. Accounting Procedures ....................................................................................62 16.7. Dispute Resolution ...........................................................................................62 16.8. Force Majeure ..................................................................................................63 16.9. No Trademark Rights .......................................................................................63 16.10. Waivers and Amendments ...............................................................................63 16.11. Relationship of the Parties ...............................................................................64 16.12. Notices and Deliveries .....................................................................................64 16.13. Further Assurances...........................................................................................65 16.14. No Third Party Beneficiary Rights ..................................................................65 16.15. Entire Agreement .............................................................................................65 16.16. Counterparts .....................................................................................................65 16.17. Expenses ..........................................................................................................65 16.18. Binding Effect ..................................................................................................65 16.19. Export ...............................................................................................................65 16.20. Notification and Approval ...............................................................................66

ACTIVE/128326788.11 LIST OF SCHEDULES [***]

ACTIVE/128326788.11 RESEARCH COLLABORATION AND LICENSE AGREEMENT THIS RESEARCH COLLABORATION AND LICENSE AGREEMENT (the “Agreement”), effective as of March 1st, 2024 (the “Effective Date”), by and between Merck KGaA, a corporation organized and existing under the laws of Germany, having an address at Frankfurter Str. 250, 64293 Darmstadt, Germany (“MKDG”) and C4 Therapeutics, Inc., a corporation organized and existing under the laws of Delaware, having an address at 490 Arsenal Way, Suite 120, Watertown, MA 02472 (“C4T”). C4T and MKDG are referred to herein, individually, as a “Party” and, together, as the “Parties.” BACKGROUND WHEREAS, C4T is a biotechnology company dedicated to advancing targeted protein degradation through its proprietary C4T Platform Technology; WHEREAS, C4T has expertise in screening and designing orally bioavailable degraders and characterizing the biophysical, biochemical, biological and functional properties of degraders to identify clinical development candidates; WHEREAS, MKDG is a biopharmaceutical company focused on researching, developing, manufacturing and commercializing innovative biopharmaceutical products; WHEREAS, MKDG has a strategic interest in [***]; WHEREAS, MKDG desires to research, develop and commercialize [***]; and WHEREAS, C4T and MKDG wish to collaborate to discover and develop Compounds, through the conduct of Project Plans and the Work Plan, with the goal of developing Products that are suitable for further Development, Manufacture and Commercialization by MKDG, upon the terms and conditions set forth herein. NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein below, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by both Parties, the Parties agree as follows: 1. DEFINITIONS AND INTERPRETATIONS Whenever used in this Agreement with an initial capital letter, the terms defined in this Article 1 and elsewhere in this Agreement, whether used in the singular or plural, shall have the meanings specified. 1.1 “Acquiring Entity” means (a) a Third Party that merges or consolidates with or acquires C4T, or to which C4T transfers all or substantially all of its assets to which this Agreement pertains or (b) any Affiliates of such Third Party other than C4T or its Affiliates prior to such transfer. 1.2 “Affiliate” means with respect to a Person, any other Person controlling, controlled by or under common control with such Person, for so long as such control exists. For purposes of this Section 1.2 only, “control” including, with correlative meaning, the terms “controlled by” or “under the common control with” means (a) direct or indirect ownership of fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors of such corporate entity or (b) the possession, directly or indirectly, of the power to

ACTIVE/128326788.11 -2- direct, or cause the direction of, the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise. 1.3 “ANDA” means an abbreviated new drug application filed pursuant to the requirements of the FDA pursuant to 21 C.F.R. Part 314, Subpart C to obtain regulatory approval for a product in the United States, or the equivalent application or filing in another country (as applicable). 1.4 “Annual Net Sales” means, with respect to a particular Product and Calendar Year, all Net Sales of such Product during such Calendar Year. 1.5 [***]. 1.6 “Applicable Laws” means all federal, state, local, national, foreign and supra- national laws, statutes, ordinance or principle of common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency guidelines or other requirement, license or permit of Regulatory Authorities, national securities exchanges or securities listing organizations that may be in effect from time to time during the Term and applicable to a particular activity hereunder. 1.7 “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in Boston, Massachusetts, U.S.A. or Darmstadt, Germany are authorized or required by Applicable Laws to remain closed. 1.8 “C4T Background IP” means C4T Background Patent Rights and C4T Background Know-How. 1.9 “C4T Background Know-How” means any and all Know-How that (a) (i) are Controlled by C4T (or its Affiliates) as of the Effective Date or (ii) become Controlled by C4T (or its Affiliates) after the Effective Date, during the Term, but outside of the conduct of activities under this Agreement, and (b) are [***] for MKDG in connection with the Development, Manufacture, or Commercialization of any Compound or Product. [***]. 1.10 “C4T Background Patent Rights” means Patent Rights Controlled by C4T (or its Affiliates) [***]. 1.11 “C4T Foreground IP” means C4T Foreground Know-How and C4T Foreground Patent Rights. C4T Foreground IP excludes C4T Background IP. 1.12 “C4T Foreground Know-How” means [***]. 1.13 “C4T Foreground Patent Rights” means Patent Rights that claim C4T Foreground Know-How. 1.14 “C4T Platform IP” means C4T Platform Know-How and C4T Platform Patent Rights. 1.15 “C4T Platform Know-How” means any and all Know-How that is (a) Controlled by C4T (or its Affiliates) and (b) related to the C4T Platform Technology. 1.16 “C4T Platform Patent Rights” means Patent Rights Controlled by C4T (or its Affiliates) that claim C4T Platform Know-How.

ACTIVE/128326788.11 -3- 1.17 “C4T Platform Technology” means the C4T degrader platform comprised of [***]. 1.18 “C4T Technology” means the C4T Background IP and C4T Foreground IP. For clarity, C4T Technology includes C4T Platform Technology within C4T Background IP or C4T Foreground IP. 1.19 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that (a) the first Calendar Quarter of this Agreement shall commence on the Effective Date and end at the end of the Calendar Quarter in which the Effective Date occurs and (b) the last Calendar Quarter of this Agreement shall commence at the commencement of such Calendar Quarter and end on the date of expiration or termination of this Agreement. 1.20 “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31; provided, however, that (a) the first Calendar Year of this Agreement shall commence on the Effective Date and end on December 31 of the same year and (b) the last Calendar Year of this Agreement shall commence on January 1 of the Calendar Year in which this Agreement terminates or expires and end on the date of expiration or termination of this Agreement. 1.21 “Change of Control” means, with respect to a Party: (a) a transaction or series of related transactions that results in the sale or other disposition of all or substantially all of such Party’s assets to which this Agreement pertains; or (b) a merger or consolidation in which such Party is not the surviving corporation or in which, if such Party is the surviving corporation, the beneficial owners of such Party immediately prior to the consummation of such merger or consolidation do not, immediately after consummation of such merger or consolidation, possess, directly or indirectly through one or more intermediaries, a majority of the voting power of all of the surviving entity’s outstanding stock and other securities or the power to elect a majority of the members of such Party’s board of directors; or (c) a transaction or series of related transactions (which may include a tender offer for such Party’s stock or the issuance, sale or exchange of stock of such Party) if the beneficial owners of such Party immediately prior to the initial such transaction do not, immediately after consummation of such transaction or any of such related transactions, own, directly or indirectly through one or more intermediaries, stock or other securities that possess a majority of the voting power of all of such Party’s outstanding stock and other securities or the power to elect a majority of the members of such Party’s board of directors. 1.22 “Clinical Trial” means a Phase I Clinical Trial, Phase II Clinical Trial or Phase III Clinical Trial, or any post-approval human clinical trial, as applicable. 1.23 “Collaboration Degrader” means [***]. 1.24 “Collaboration Inventions” means [***]. 1.25 “Collaboration Target” means [***]. 1.26 “Combination Product” means a Product that [***]. For clarity, Combination Products shall not include [***].

ACTIVE/128326788.11 -4- 1.27 “Commercialization” means any and all activities directed to the offering for sale and sale of a Product, including: [***]. When used as a verb, “Commercialize” means to engage in Commercialization activities. For clarity, “Commercialization” shall not include any Development activities. 1.28 “Commercially Reasonable Efforts” means: (a) with respect to the efforts to be expended by any Party with respect to any obligation, [***]. 1.29 “Competing Product” means, [***]. 1.30 “Compound” means any and all Collaboration Degraders and Existing Degraders. 1.31 “Compound IP” means [***]. 1.32 “Compound Patent Rights” means the Patent Rights that are included in Compound IP. 1.33 “Compulsory License” means a license or sublicense of any applicable Patent Rights granted to a Third Party through the order, decree or grant of a governmental authority having competent jurisdiction in a country or region, authorizing such Third Party to manufacture, use, sell, offer for sale, import or export a Product in such country or region. 1.34 “Confidential Information” of a Party means information relating to the business, operations or products of such Party or any of its Affiliates, including any Know- How, that is disclosed by or on behalf of a Party to the other Party or one of its Affiliates or its or their representatives or, in case of MKDG, Sublicensees, under this Agreement, or otherwise becomes known to the other Party or one of its Affiliates or its or their representatives or, in case of MKDG, Sublicensees, by virtue of such disclosure by such Party or its Affiliate or their representatives pursuant to this Agreement. For the avoidance of doubt, Confidential Information includes information provided by or on behalf of one Party to the other Party prior to the Effective Date and falling into the definition of “Confidential Information” under the confidentiality agreement entered into by and between the Parties with effective date as of [***] (the “Prior CDA”). The existence and terms of this Agreement constitute Confidential Information of both Parties. 1.35 [***] 1.36 [***] 1.37 “Control” or “Controlled” means, with respect to any material, Know-How, or intellectual property right (including Patent Rights), that a Party (a) owns or (b) has a license to such material, Know-How, or intellectual property right and, in each case, has the power to grant to the other Party access, a license, or a sublicense (as applicable) to the same on the terms and conditions set forth in this Agreement without violating any obligations of the granting Party to a Third Party or subjecting the granting Party to any additional fee or charge. Notwithstanding anything to the contrary in this Agreement, the following shall not be deemed to be Controlled by C4T (or its Affiliates): (i) any materials, Know-How or intellectual property right owned or licensed by any Acquiring Entity of C4T immediately prior to the effective date of the merger, consolidation or transfer making such Third Party an Acquiring Entity of C4T, and (ii) any materials, Know-How or intellectual property right that any

ACTIVE/128326788.11 -5- Acquiring Entity of C4T subsequently develops without accessing or practicing any C4T Technology. 1.38 “Cover” or “Covered” means, with respect to any claim of any Patent Right and a product in any jurisdiction, that such claim would be infringed (or if such claim is in a pending patent application, such claim would be infringed if it were issued as then being prosecuted in good faith), absent a license under or ownership of such Patent Right, by the making, using, selling, or importing of such product in such jurisdiction. 1.39 “Data Protection Law” means the Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation) as well as, if applicable, any other data protection laws of the country in which Licensor is established and any data protection laws applicable to Licensor in connection with this Agreement. “Personal data” as used in this Agreement shall mean any information relating to an identified or identifiable natural person as defined in the General Data Protection Regulation. 1.40 “DCN” means [***]. 1.41 “DCSL” or “Development Candidate Short List” means a list resulting from [***]. 1.42 “Degrader” means [***]. 1.43 “Degrader Linker” means [***]. 1.44 “Degrader Performance Specifications” or “DPS” means [***]. 1.45 [***]. 1.46 “Develop” means to research, develop, analyze, test and conduct preclinical, clinical and all other regulatory trials for a Compound or Product, including (a) activities to design, characterize, generate, synthesize, produce, validate and optimize Compounds, as well as activities to modify, enhance and improve Products, and (b) activities pertaining to manufacturing development, formulation development, manufacturing scale-up and lifecycle management, including new indications, new formulations, combinations and all other activities related to securing and maintaining Regulatory Approval for a Compound or Product, including pre- and post-Regulatory Approval regulatory activities in connection with a Product. “Developing” and “Development” shall have correlative meanings. 1.47 “Directed To” means, with regard to any [***]. 1.48 “Divestiture” means (a) the divestiture of a Competing Product through a sale or an assignment of all material rights in such Competing Product to a Third Party or (b) the complete cessation of all development and commercialization activities with respect to such Competing Product. For clarity, the right of the applicable Party to receive royalties, milestones or other payments in connection with an acquirer, assignee or licensee’s development or commercialization of a Competing Product pursuant to sub-section (a) above, shall be permitted for any such Divestiture. When used as a verb, “Divest” and “Divested” means to cause a Divestiture.

ACTIVE/128326788.11 -6- 1.49 [***]. 1.50 “Existing Degrader” means any Degrader that is Directed To a Collaboration Target that was designed or made by C4T prior to the Effective Date of this Agreement. 1.51 “Existing Degrader Patent Rights” means the Patent Rights Controlled by C4T or its Affiliates that solely and specifically claim the Existing Degraders and are set forth on Schedule 1.51. 1.52 “FDA” means the United States Food and Drug Administration and any successor thereto. 1.53 “Field” means any and all uses or purposes. 1.54 “First Commercial Sale” means, with respect to a Product in any country in the Territory, the first sale, transfer or disposition of such Product by or on behalf of MKDG or its Related Parties in such country for value, after Marketing Approval has been received for such Product in such country. 1.55 “FTE” means the equivalent of the work of one qualified full-time Person, or more than one Person working the equivalent of a full-time Person performing activities under the Work Plan, where “full time” is based upon a total of [***] per Calendar Year. 1.56 “FTE Costs” means, with respect to a given period, an amount equal to the product of the FTE Rate and actual hours worked by FTEs under the Work Plan performing relevant activities in accordance with the Work Plan or the applicable Project Plan during such period. 1.57 “FTE Rate” means USD [***] per internal US-based FTE per Calendar Year, which rate shall be adjusted each Calendar Year during the Term to reflect the percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) published by the U.S. Bureau of Labor Statistics as of December 31 of each Calendar Year, over the level of such Consumer Price Index as of December 31 of the prior Calendar Year, with the first such increase to be effective on [***]. The FTE Rate represents the fully burdened rate for an FTE solely for purposes of this Agreement. In the event that C4T FTEs based outside of the United States perform or will perform activities under the Work Plan, C4T will provide the actual FTE Rate without any mark-up and relevant supporting information on such FTE rate for such employees to MKDG for its review and approval, such approval not to be unreasonably withheld, conditioned or delayed. 1.58 “Generic Competition” shall be deemed to exist with respect to a Product in a country in the Territory only if in a given Calendar Quarter for such country, Generic Versions represent [***]. Unless otherwise agreed by the Parties, the unit volumes of each Generic Version sold during a Calendar Quarter shall be as reported by [***] or any other independent sales auditing firm reasonably agreed upon by the Parties. 1.59 “Generic Version” means, with respect to a particular Product and a particular country in the Territory, a non-proprietary product that (a) is identical to such Product [***], (b) obtained Marketing Approval by means of an ANDA filing [***] for establishing equivalence to such Product, and (c) is legally marketed in such country by an entity other than

ACTIVE/128326788.11 -7- a Party or any of its Related Parties, or a Third Party that obtained rights to market such product from a Party or any of its Related Parties. 1.60 “IFRS” means the International Financial Reporting Standards, the set of accounting standards and interpretations and the framework in force on the Effective Date and adopted by the European Union as issued by the International Accounting Standards Board (“IASB”) and the International Financial Reporting Interpretations Committee (“IFRIC”), as such accounting standards may be amended from time to time. 1.61 “Indication” means a disease or medical condition in humans for which a Product has received a separate and distinct Marketing Approval with an approved label claim to treat such disease or condition. 1.62 “Initial Collaboration Targets” means [***]. 1.63 “Invention” means any Know-How that is first conceived, discovered, invented, made, or conceived and reduced to practice by or on behalf of a Party (or their respective Related Parties), whether solely or jointly, under and as a result of any work performed pursuant to this Agreement. 1.64 “Know-How” means all technical information, know-how, data, inventions, discoveries, trade secrets, knowledge, technology, proprietary compounds, specifications, instructions, processes, formulae, methods, protocols, expertise and other technology applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them, and all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data and results relevant to any of the foregoing. For clarity, Know-How excludes Patent Rights and physical materials. 1.65 [***]. 1.66 “Lead Optimization” or “LO” means the stage of research activities [***]. 1.67 “Major European Markets” means [***]. 1.68 “Manufacture” means, with respect to a Compound or Product, the receipt, handling and storage of active pharmaceutical ingredients and other materials, the manufacturing, processing, formulation, packaging and labeling (excluding the development of packaging and labeling components for Marketing Approval, which activities shall be considered Development activities), holding (including storage), quality assurance and quality control testing (including release and stability) of such Compound or Product (other than quality assurance and quality control related to development of the manufacturing process, which activities shall be considered Development activities) and shipping of such Compound or Product. “Manufacturing” shall have correlative meaning. 1.69 “Marketing Approval” means all approvals from the relevant Regulatory Authority necessary to initiate marketing and selling a product (including a Product) in any country, [***].

ACTIVE/128326788.11 -8- 1.70 “MKDG Background IP” means MKDG Background Patent Rights and MKDG Background Know-How. 1.71 “MKDG Background Know-How” means any and all Know-How that (a) (i) are Controlled by MKDG (or its Affiliates) as of the Effective Date or (ii) become Controlled by MKDG (or its Affiliates) after the Effective Date, during the Term, but outside of the conduct of activities under this Agreement, and (b) are [***] in connection with the Development, Manufacture, or Commercialization of any Compound or Product and (c) have been used or otherwise introduced by MKDG in the Development, Manufacture or Commercialization of, a Compound or Product under this Agreement. 1.72 “MKDG Background Patent Rights” means Patent Rights Controlled by MKDG (or its Affiliates) that claim MKDG Background Know-How. 1.73 “MKDG Foreground IP” means MKDG Foreground Know-How and MKDG Foreground Patent Rights. MKDG Foreground IP excludes MKDG Background IP. 1.74 “MKDG Foreground Know-How” means [***]. 1.75 “MKDG Foreground Patent Rights” means Patent Rights that claim MKDG Foreground Know-How. 1.76 “MKDG Inventions” means [***]. 1.77 “MKDG Technology” means the MKDG Background IP, MKDG Foreground IP and Compound IP. 1.78 “Net Sales” means, [***]: 1.79 “Out-of-Pocket Costs” means, [***]. 1.80 “Patent Rights” means any and all issued patents and pending patent applications (which, for purposes of this Agreement, include certificates of invention, applications for certificates of invention and priority rights) in any country or region, including all provisional applications, substitutions, continuations, continuations-in-part, continued prosecution applications including requests for continued examination, divisional applications and renewals, and all letters patent or certificates of invention granted thereon, and all reissues, reexaminations, extensions (including pediatric exclusivity patent extensions), term restorations, renewals, substitutions, confirmations, registrations, revalidations, revisions and additions of or to any of the foregoing, in each case, in any country. 1.81 “Permitted Subcontractors” means the Third Party contractors listed on Schedule 1.81 or in the Work Plan that have otherwise been preapproved by MKDG to work on behalf of C4T to perform certain activities under this Agreement. 1.82 “Person” means any individual, corporation, company, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof. 1.83 “Phase I Clinical Trial” means a study in humans which provides for the first introduction into humans of a product, conducted in normal volunteers or patients to generate information on product safety, tolerability, pharmacological activity or pharmacokinetics, or

ACTIVE/128326788.11 -9- otherwise consistent with the requirements of U.S. 21 C.F.R. §312.21(a) or its foreign equivalents. 1.84 “Phase II Clinical Trial” means a study in humans which provides for the first introduction of a pharmaceutical product into patients having the disease of interest with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of such product or a study in humans of the safety, dose ranging and efficacy of a product, which is prospectively designed to generate sufficient data (if successful) to commence a Phase III Clinical Trial or to file for accelerated approval, or otherwise consistent with the requirements of U.S. 21 C.F.R. §312.21(b) or its foreign equivalents. 1.85 “Phase III Clinical Trial” means a controlled study in humans of the efficacy and safety of a product, which is (a) prospectively designed to demonstrate statistically whether such product is effective and safe for use in a particular indication in a manner sufficient to file for Marketing Approval as confirmed by Regulatory Authority interactions or (b) otherwise consistent with the requirements of U.S. 21 C.F.R. §312.21(c) or its foreign equivalents. For clarity, a Phase II Clinical Trial that satisfies clause (a) above shall be a Phase III Clinical Trial for purposes of this Agreement. 1.86 “Product” means any (a) orally bioavailable pharmaceutical formulation comprising a Compound or (b) [***]. All references to Product in this Agreement shall be deemed to include, as applicable, Combination Product, provided that Net Sales of Combination Products shall be subject to the calculation set forth in Section 1.78 for Combination Products. 1.87 “Project” means a research project the Parties agree to perform with respect to [***]. 1.88 “Project Plan” means the plan agreed upon by the Parties or the JSC, as applicable, setting forth the research activities for a specific Project, as such plan may be amended from time-to-time by the JSC in accordance with Section 5.3. The Project Plans for the Initial Collaboration Targets are attached hereto as part of the Work Plan in Schedule 1.106. A Project Plan for any Substitute Target that becomes a Collaboration Target shall be approved by the JSC in accordance with Section 5.3. 1.89 “Related Party” means each Party, its Affiliates, and their respective licensees or sublicensees hereunder (which term, with respect to MKDG, excludes any Third Parties to the extent functioning solely as distributors but includes all Sublicensees), as applicable. In no event shall C4T be a Related Party with respect to MKDG or MKDG be a Related Party with respect to C4T. 1.90 “Regulatory Authority” means the FDA or any counterpart of the FDA outside the United States such as but without limitation the European Medicines Agency (EMA), or other national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing or sale of a pharmaceutical product (including Product), which may include the authority to grant the required reimbursement and pricing approvals for such sale. 1.91 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any applicable Regulatory Authority with respect to a Product,

ACTIVE/128326788.11 -10- other than an issued and unexpired Patent Right, including any new chemical entity exclusivity, pediatric exclusivity or orphan drug exclusivity. 1.92 “Segregate” means, [***]. 1.93 “Substitute Target” means [***]. 1.94 “Substitution Period” means [***]. 1.95 “Sublicensee” means any Third Party to which MKDG, its Affiliate or Sublicensee grants a right or license, including under the C4T Technology or MKDG Technology, to Develop, Manufacture, make, have made, use, promote, offer for sale, sell, distribute, market, Commercialize, export or import Products. 1.96 “Target” means [***]. 1.97 [***]. 1.98 “Technical Failure” means [***]. 1.99 “Terminated Collaboration Targets” shall have the meaning set forth in Section 3.7.2.3. 1.100 “Territory” means all of the countries in the world, and their territories and possessions. 1.101 “Third Party” means any Person other than MKDG or C4T or an Affiliate of MKDG or C4T. 1.102 “U.S. Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101. et seq. 1.103 “United States” or “U.S.” means the United States of America and its territories and possessions. 1.104 “USD” and “$” mean United States dollars. 1.105 “Valid Claim” means [***]. 1.106 “Work Plan” means the plan setting forth all research and development activities, each Party’s roles, responsibilities, and resource contribution, the R&D Budget, and deliverables for developing [***]. The initial Work Plan is set forth in Schedule 1.106. The Work Plan includes the Project Plan for each Project. 1.107 Additional Definitions. In addition, each of the following definitions shall have the respective meanings set forth in the section of this Agreement indicated below. Definition Section Accounting Firm 6.10.2 Alliance Manager 5.1 Anti-Bribery Laws 15.2.2 Breaching Party 10.4

ACTIVE/128326788.11 -11- Definition Section Business Leaders 16.7.1 C4T CoC Competing Product 2.5.2 C4T Indemnified Party 14.2 Collaboration Information 9.1.1 Collaboration Phase 3.1 Collaboration Term 3.1 Commercialization Milestone Event 6.4.2 Commercialization Milestone Payment 6.4.2 [***] [***] Competing Product Infringement 7.4.1 [***] [***] Controlling Party 7.4.3 [***] [***] [***] [***] Deadlocked Matter 5.4 Development Candidate 3.2 Development Milestone Event 6.4.1 Development Milestone Payment 6.4.1 Disclosing Party 8.1 Dispute 16.7.1 Excluded Claim 16.7.4 Improper Conduct 15.2.3 Indemnified Party 14.3.1 Indemnifying Party 14.3.1 Initial Cure Period 10.4 Insolvency Event 10.7 IPOC 7.5.1 JRC 5.2 JRC Chairs 5.2 JSC 5.3 License 12.2 [***] [***] Losses 14.1 [***] [***] MKDG Indemnified Party 14.1 [***] [***] [***] [***] MKDG Phase 3.3 Non-Breaching Party 10.4 Notice of Dispute 16.7.1 Option 12.2 Option Period 12.2 Payee 6.9.1 Payer 6.9.1 Payments 6.9.1 Personal Data 1.39 Prior CDA 1.34

ACTIVE/128326788.11 -12- Definition Section R&D Budget 3.5 Receiving Party 8.1 Research Collaboration 3.2 Results 3.2 Royalty 6.5.1 Royalty Term 6.5.2 Rules 16.7.1 Senior Leaders 16.7.1 Standards 15.2.1 Technology Transfer 3.8 Term 10.1.1 Terminated Collaboration Targets 3.7.2.3 Third Party Acquisition 2.5.3 Third Party Claims 14.1 Third Party Designee 3.9 Tier 1 Products 12.4.1 Tier 2 Products 12.4.2 Tier 3 Products 12.4.3 Tier 4 Products 12.4.4 Transferred Regulatory Materials 12.5.2 VAT 6.9.2 1.108 Interpretation; Construction; English Language. The captions and headings to this Agreement are for convenience only and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Schedules mean the particular Articles, Sections or Schedules to this Agreement and references to this Agreement include all Schedules hereto. In the event of any conflict between the main body of this Agreement and any Schedules hereto, the main body of this Agreement shall prevail. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (e) the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (f) the word “or” shall have the inclusive meaning commonly associated with “and/or”; (g) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (h) words of any gender include the other gender; (i) words using the singular or plural number also include the plural or singular number, respectively; (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; (k) neither Party or its Affiliates shall be deemed to be acting “under authority of” the other Party. The Parties hereto acknowledge and agree that: (x) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (y) the rule of

ACTIVE/128326788.11 -13- construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (z) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement. 2. LICENSES; EXCLUSIVITY 2.1. License to MKDG. 2.1.1. License. Subject to the terms and conditions of this Agreement, C4T hereby grants to MKDG a transferable (solely in connection with an assignment of this Agreement in accordance with Section 16.1), irrevocable (other than in the case of termination of a Project or this Agreement), royalty-bearing, milestone-bearing, exclusive license, with the right to sublicense (through multiple tiers in accordance with Section 2.1.2), under the C4T Technology to Develop, Manufacture, make, have made, use, promote, offer for sale, sell, distribute, market, otherwise Commercialize, export and import Products in the Field in the Territory. 2.1.2. Sublicenses. The license granted to MKDG under Section 2.1.1 shall include the right to grant and authorize sublicenses, provided that each sublicense granted by MKDG hereunder shall be granted pursuant to a written agreement that is consistent with the terms and conditions of this Agreement. MKDG shall be and remain responsible to C4T for the compliance of each Sublicensee with the applicable terms and conditions hereunder. [***]. 2.2. License to C4T. 2.2.1. License to MKDG Technology. Subject to the terms and conditions of this Agreement, MKDG hereby grants to C4T a non-exclusive, sublicensable (solely to Permitted Subcontractors), non-transferable, worldwide and royalty-free license under the MKDG Technology solely to perform the activities allocated to C4T under the applicable Project Plan and Work Plan during the Collaboration Phase. 2.2.2. License-Back to C4T Technology. Subject to the terms and conditions of this Agreement MKDG hereby grants back to C4T and its Affiliates a non-exclusive, sublicensable (solely to Permitted Subcontractors), non-transferable, worldwide and royalty- free license under the C4T Technology licensed to MKDG under Section 2.1 above, solely to conduct its activities under each Project Plan and Work Plan during the applicable Collaboration Phase. 2.3. [***] 2.3.1. [***] 2.3.2. [***] 2.4. No Implied Licenses. Except as expressly set forth in this Agreement, neither Party, by virtue of this Agreement, shall acquire any license or other interest, by implication or otherwise, in any materials, Know-How, Patent Rights or other intellectual property rights Controlled by the other Party or its Affiliates. Subject to the licenses and rights explicitly

ACTIVE/128326788.11 -14- granted to MKDG hereunder and the other terms and conditions of this Agreement, C4T will, as between the Parties, retain all rights under the C4T Technology (and all intellectual property rights therein). Subject to the licenses and rights explicitly granted to C4T hereunder and the other terms and conditions of this Agreement, MKDG will, as between the Parties, retain all rights under the MKDG Technology (and all intellectual property rights therein). 2.5. Exclusivity. 2.5.1. Exclusive Efforts. During the Term, C4T shall not (and shall ensure that its Affiliates do not) [***]. 2.5.2. Exceptions for Change of Control of C4T. Notwithstanding the provisions of Section 2.5.1, if C4T is subject to a Change of Control, [***]. 2.5.3. Exceptions for Acquisitions by C4T. Notwithstanding the provisions of Section 2.5.1, if C4T or any of its Affiliates acquires a Third Party or a portion of the business of a Third Party (whether by merger or acquisition of all or substantially all of the stock or of all or substantially all of the assets of such Third Party or of any operating or business division of such Third Party or similar transaction) (a “Third Party Acquisition”) [***]. 2.5.4. No MKDG Exclusivity. [***]. 3. RESEARCH COLLABORATION 3.1. Collaboration Term. The Research Collaboration shall commence on the Effective Date and, unless terminated earlier or extended upon the Parties’ mutual agreement, shall conclude [***] (such period, the “Collaboration Term”). The “Collaboration Phase” for each Project shall be the portion of the Collaboration Term starting from the Effective Date and ending on the completion of all research activities for such Project in accordance with the Work Plan and applicable Project Plan, or in case of substitution of a Collaboration Target with a Substitute Target such Collaboration Phase shall start in accordance with Section 3.7.1 when a Substitute Target becomes a Collaboration Target. For clarity, the Collaboration Phase for any Target will end upon the formal designation of a Development Candidate and prior [***]. The Parties will use Commercially Reasonable Efforts to perform the activities during the Collaboration Phase in accordance with the timelines set forth in the Work Plan and applicable Project Plan, the agreed R&D Budget and the terms hereof as further specified in this Section 3. The Work Plan and Project Plan can only be modified by decision of the JSC pursuant to Section 5.3. 3.2. Research Collaboration. During the Collaboration Term, the Parties shall conduct a research collaboration program [***] in accordance with the Work Plan and as otherwise described in this Article 3 (the “Research Collaboration”). Under the Research Collaboration, each Party shall use Commercially Reasonable Efforts to perform the activities assigned to it as set forth in the Work Plan and the applicable Project Plans, [***]. C4T shall disclose to MKDG at or in connection with each JRC meeting [***] (“Results”). Upon (a) completion of [***] or at any time mutually agreed between the Parties, the Parties shall [***] to the JSC in writing (“[***]”), (b) [***] or at any time mutually agreed between the Parties, the Parties shall [***] to the JSC in writing (“[***]”), and (c) [***] or at any time mutually agreed between the Parties, the Parties shall [***] to the JSC in writing (“[***]”). For each of (a) through (c), the JSC shall meet within [***] after [***] in the Work Plan for the

ACTIVE/128326788.11 -15- applicable phase for such Project. Within [***] of each such JSC approval [***], MKDG shall determine whether C4T has achieved [***] (respectively) and such determination shall occur promptly through the granting of approval by MKDG’s internal governance body, which approval may be granted or denied in MKDG’s sole discretion. MKDG shall promptly notify C4T in writing of [***]. Notwithstanding anything herein to the contrary, C4T shall not be obligated to proceed with activities under the applicable Project Plan after [***] beyond JSC [***], as applicable, unless it receives the corresponding notice [***] from MKDG. For clarity, any work conducted by C4T after [***] shall be reimbursable by MKDG in accordance with the R&D Budget. Any Compound from the DCSL to be further Developed during the MKDG Phase shall be a “Development Candidate.” All of the activities assigned to C4T under a Project Plan shall be deemed to be completed upon MKDG’s written designation to C4T that a Compound is a Development Candidate unless the Parties otherwise mutually agree to expand the activities assigned to C4T. 3.3. MKDG Phase. Upon the completion of the Collaboration Phase for a Project and payment of [***], MKDG and its Related Parties shall be solely responsible, during the remainder of the Term, to further Develop the Development Candidates Directed To the Collaboration Target from such Project and to further Develop and Commercialize Products incorporating such Development Candidates in accordance with this Agreement, including by conducting any and all IND-enabling studies of such Development Candidates and Products (such phase, the “MKDG Phase”). 3.4. Work Plan. All activities under the Research Collaboration shall be conducted pursuant to a comprehensive Work Plan. The Work Plan shall include a Project Plan for each Collaboration Target. Each Project Plan shall allocate responsibility for the research activities to be conducted with respect to [***] between the Parties and shall set forth the DPS for such Collaboration Degraders. The DPS for each Project Plan shall be substantially similar to [***]. Either Party may propose amendments to the Work Plan, from time-to-time, by submitting such proposed amendment in writing to the JRC for discussion and consideration, for subsequent JSC evaluation for approval pursuant to Section 5.3.1; [***]. 3.5. R&D Budget and Cost Allocation. The Work Plan shall include a budget for each Project Plan, which shall detail all of the costs and expenses that C4T expects to incur for each Project Plan, including any applicable Technology Transfer costs (the “R&D Budget”). The R&D Budget shall be broken down on a Calendar Quarter-by-Calendar Quarter basis and shall be reviewed and updated through the JRC, for approval by the JSC, on a Calendar Quarterly basis. Either Party may propose amendments to the R&D Budget, if reasonably required in connection with the progress of each Project Plan, by submitting such proposed amendment in writing to the JRC for discussion and consideration, for subsequent JSC evaluation for approval pursuant to Section 5.3.1. The R&D Budget shall be as outlined in the Work Plan and Project Plans, and shall only include C4T’s anticipated (a) FTE Costs and (b) Out-of-Pocket Costs for each Project. The initial R&D Budget is [***], which amount may be amended by the JSC or as otherwise agreed between the Parties in writing from time to time. In case of a conflict between the terms and conditions of this Agreement and any provision in the Work Plan, the terms and conditions of this Agreement shall prevail. Unless otherwise agreed to in writing by the Parties, (i) MKDG shall be responsible for all of the costs and expenses incurred by MKDG or its respective Affiliates in the performance of MKDG’s activities under the Work Plan and (ii) MKDG shall reimburse C4T for all FTE Costs and Out- of-Pocket Costs incurred by or on behalf of C4T in the performance of its activities under the Work Plan in accordance with the agreed R&D Budget and as otherwise may be agreed to by

ACTIVE/128326788.11 -16- the Parties. At the end of each Calendar Quarter during the Collaboration Term, C4T shall invoice MKDG, and MKDG shall pay within [***] after receipt of each such invoice, the sum of C4T’s FTE Costs and Out-of-Pocket Costs incurred by C4T in the conduct of its Project Plan activities during such Calendar Quarter. C4T shall not be obligated to conduct activities, or make purchases, under the Work Plan that cause it to incur costs or expenses in excess of the R&D Budget. 3.6. Conduct of Research Collaboration. Each Party: 3.6.1. shall use Commercially Reasonable Efforts to conduct its responsibilities under the Work Plan, as assigned to it under each Project Plan, and to achieve the objectives and timelines set forth in the Work Plan, provided that, should either Party foresee any material changes to the timelines or R&D Budget, such Party should promptly notify the other Party; 3.6.2. shall conduct its activities under the Research Collaboration in compliance with good scientific manner, pursuant to scientific standards and in compliance with this Agreement and all Applicable Laws; 3.6.3. shall ensure that its employees and contractors utilized in the activities under the Work Plan are qualified to perform those activities assigned to such Party under the Work Plan and applicable Project Plan; and 3.6.4. may utilize the services of its Affiliates (as further set forth in Section 16.3), Permitted Subcontractors and, in the case of MKDG, any Third Parties or Related Parties to perform those activities assigned to it under the Work Plan; provided that any such Party shall remain responsible for the performance of such Affiliates and Third Parties or Related Parties hereunder. 3.7. Collaboration Targets. 3.7.1. Substitute Targets. MKDG shall have the right, during the Substitution Period for each Initial Collaboration Target, to substitute such Initial Collaboration Target with a Substitute Target by providing written notice to C4T. Any such Substitute Target shall become a Collaboration Target, and such substituted Initial Collaboration Target shall cease to be a Collaboration Target, upon the earlier of (a) [***] after MKDG provides written notice to C4T of such proposed substitution or (b) approval of a Project Plan for such Substitute Target by the JSC. MKDG may only unilaterally substitute each Initial Collaboration Target [***]. If an Initial Collaboration Target is substituted with a Substitute Target, the Parties shall promptly prepare a new Project Plan (including an amended R&D Budget), for review and approval by the JSC, for such new Collaboration Target. For clarity, a new Collaboration Term shall become effective in relation to the Project for such new Collaboration Target. Effective upon any such substitution, the reversion of [***] in accordance with Section 12.2 shall apply with respect to the Initial Collaboration Target that was the subject of such substitution, and C4T shall be entitled to exercise the Option set forth in Article 12 with respect to such Initial Collaboration Target. 3.7.2. Terminated Collaboration Targets. 3.7.2.1. If MKDG does not select [***] from the Development Candidate Short List for a Project to become a Development Candidate within the time period

ACTIVE/128326788.11 -17- set forth in Section 3.2 above, such Project, and MKDG’s rights hereunder with respect to such Project, shall terminate upon written notice to MKDG by C4T, unless the Parties mutually agree to conduct additional activities under such Project. 3.7.2.2. If MKDG does not, [***], include any Compounds [***], such Project shall terminate upon written notice to MKDG by C4T, unless the Parties mutually agree to conduct additional activities under such Project. 3.7.2.3. All Collaboration Targets that are the subject of Projects terminated pursuant to this Section 3.7.2, or pursuant to Sections 10.2 or 10.4, shall become “Terminated Collaboration Targets,” and Sections 11.2, 11.3, 11.4, 11.5, and 11.6 shall apply with respect to each such Terminated Collaboration Target and the associated Project, as though such Project was terminated in accordance with Section 10.2 (with respect to Collaboration Targets terminated pursuant to this Section 3.7.2 or Section 10.2) or Section 10.4 (with respect to Collaboration Targets terminated pursuant to Section 10.4). 3.8. Technology Transfer. Upon completion of the Collaboration Phase for a Project and MKDG’s [***], C4T shall (and shall cause its Affiliates to) provide a [***] technology transfer to MKDG (and its designees) to enable MKDG (and its designees) to further Develop and Manufacture such Development Candidate (the “Technology Transfer”), including any and all relevant material, Compounds and Development Candidates from the applicable Project Plan. Pursuant to the Technology Transfer, C4T shall disclose to MKDG (and its designees) in English (including by providing hard and electronic copies thereof) all C4T Technology that is necessary or reasonably useful for MKDG to Develop and Manufacture such Compounds and Development Candidate. If reasonably requested by either Party, the Alliance Managers and Project leads of both Parties shall identify a technology transfer team to participate in the Technology Transfer. The technology transfer team shall have the necessary expertise to participate in the activities described in the technology transfer plan. C4T shall provide MKDG with support and assistance as reasonably requested by MKDG to supplement the transfer of the C4T Technology, and such FTE Costs and Out-of-Pocket Costs of such assistance shall be included in the R&D Budget and reimbursed by MKDG in accordance with Section 3.5. 3.9. Virtual Data Room. Upon the signing of this Agreement by both Parties, the virtual data room hosted by [***]. 4. DEVELOPMENT AND COMMERCIALIZATION 4.1. Development. 4.1.1. MKDG Development. During the MKDG Phase for a Compound from a Project, MKDG (itself or through its Related Parties) shall have the sole right and responsibility, at its cost, to Develop and Manufacture Development Candidates and Products Directed To the Collaboration Target for such Project. MKDG shall conduct, and ensure that its Related Parties conduct, all Development and Manufacturing activities in compliance with all Applicable Laws. 4.1.2. Development Efforts. During the Term, MKDG (itself or through its Related Parties) will use Commercially Reasonable Efforts to Develop [***]. MKDG shall provide C4T with [***] progress reports with respect to its Development of Products for each Collaboration Target, within [***] after the end of each Calendar Year, until [***]. Such

ACTIVE/128326788.11 -18- progress reports shall set forth, in reasonable detail with respect to the lead Product for each Collaboration Target, all material activities conducted pursuant to such Development over the past [***], as well as the results thereof, and anticipated material Development activities planned for the following [***]. In addition, such progress reports shall include a summary in relation to C4T’s rights under this Agreement of any back-up Products for each Project. 4.2. Commercialization. 4.2.1. MKDG Commercialization. As between the Parties, MKDG (itself or through its Related Parties) will have the sole right and responsibility to Commercialize Products in the Territory during the MKDG Phase for the applicable Collaboration Target. MKDG shall conduct, and ensure that its Related Parties conduct, all Commercialization activities for the Development Candidates and Products in compliance with all Applicable Laws. 4.2.2. Commercialization Efforts. MKDG (itself or through its Related Parties) shall use Commercially Reasonable Efforts to Commercialize [***]. After receipt of the first Marketing Approval of a Product Directed To a Collaboration Target and for [***] thereafter, MKDG shall provide C4T with annual progress reports with respect to its Commercialization of such first approved Product per Collaboration Target within [***] after the end of each Calendar Year. Such progress reports shall set forth, in reasonable detail, all material activities conducted pursuant to such Commercialization over the past [***], as well as the results thereof, and anticipated material Commercialization activities planned for the following [***]. 5. GOVERNANCE 5.1. Alliance Manager. Within [***] of the Effective Date, each Party shall appoint an individual to act as the alliance manager for such Party with respect to the activities under this Agreement (each, an “Alliance Manager”). Each Alliance Manager shall be permitted to attend meetings of the JRC and JSC as a nonvoting observer. The Alliance Managers shall be the primary point of contact for the Parties regarding the activities contemplated by this Agreement. The Alliance Managers will facilitate the flow of information and otherwise promote communication, coordination, and collaboration between the Parties, including in particular the Technology Transfer as described in Section 3.8; provide a single point of communication for seeking consensus internally within the respective Party’s organization and facilitating review of external corporate communications; and facilitate communication with respect to cross-Party and/or cross-functional disputes in a timely manner. Each Party may replace its Alliance Manager at any time upon notice to the other Party. As of the Effective Date, the initial Alliance Managers shall be: For MKDG: [***] For C4T: [***] 5.2. Joint Research Committee. Within [***] after the Effective Date, the Parties will establish a joint research committee (the “JRC”) to oversee and coordinate the activities of the Parties under the Work Plan. The JRC shall be comprised of the Alliance Managers and the Project lead for each Project from each of MKDG and C4T (or such other equal number of representatives as the Parties may agree). Subject to the foregoing, each Party shall appoint its respective representative(s) to the JRC from time to time, and may change its representative(s),

ACTIVE/128326788.11 -19- in its sole discretion, effective upon notice to the other Party designating such change. Each JRC representative shall have appropriate technical credentials, experience and knowledge pertaining to and ongoing familiarity with the Research Collaboration. Each Party shall appoint one (1) of its representatives as a JRC chairperson (the “JRC Chairs”). The JRC Chairs will be responsible for calling meetings of the JRC, circulating an agenda for each meeting, and performing administrative tasks required to assure efficient operation of the JRC, with the JRC Chair of the Party hosting each JRC meeting being primarily responsible for such activities for such meeting. The JRC shall be promptly disbanded upon the expiration of the Collaboration Term. 5.2.1. JRC Meetings. The JRC shall meet in accordance with a schedule established by mutual written agreement of the Parties, but no less frequently than [***] every [***]. The location for meetings shall alternate each time between C4T facilities and MKDG facilities (or such other location as is determined by the JRC). Alternatively, the JRC may meet by means of teleconference, videoconference or other similar means. As appropriate, additional employees or consultants of each Party may from time to time attend the JRC meetings as nonvoting observers, provided that, in the case of a consultant, such consultant shall have agreed in writing to comply with confidentiality obligations substantially similar to those under this Agreement; and provided further that no Third Party personnel may attend unless otherwise agreed by both Parties. Each Party shall bear its own expenses related to the attendance of the JRC meetings by its representatives. Each Party may also call for special JRC meetings to resolve particular matters within the JRC’s responsibilities, upon [***] prior written notice to the other Party. The JRC Chair or his/her designee shall keep minutes of each JRC meeting that record in writing all decisions made, action items assigned or completed, and other appropriate matters. The JRC Chair shall send meeting minutes to all members of the JRC promptly after each meeting for review. Each member shall have [***] from receipt in which to comment on and to approve/provide comments to the minutes (such approval not to be unreasonably withheld, conditioned or delayed). If a member, within such time period, does not notify the JRC Chair that they do not approve of the minutes, the minutes shall be deemed to have been approved by such member. 5.2.2. JRC Functions. The JRC’s responsibilities are as follows: [***]. 5.3. Joint Steering Committee. The Parties shall establish a Joint Steering Committee (“JSC”) promptly, but in any event within [***] after the Effective Date. The JSC shall be comprised of [***] employee representatives of each Party. MKDG’s initial [***] JSC representatives shall be [***]. C4T shall designate its [***] JSC representatives in writing to MKDG within [***] after establishing the JRC. As appropriate, additional employees or consultants may from time to time attend the JSC meetings as nonvoting observers, provided that, in the case of a consultant, such consultant shall have agreed in writing to comply with confidentiality obligations substantially similar to those under this Agreement; and provided further that no Third Party personnel may attend unless otherwise agreed by both Parties. The location for meetings shall alternate between C4T facilities and MKDG facilities (or such other location as is determined by the JSC). Alternatively, the JSC may meet by means of teleconference, videoconference or other similar means. The JSC shall meet at least [***], or as requested by the JRC, and such meetings may be combined with JRC meetings. The JSC

ACTIVE/128326788.11 -20- shall disband upon the expiration of the Collaboration Phase. The JSC’s specific responsibilities are as follows: [***]. 5.4. JRC and JSC Decisions. The JRC and JSC will endeavor to make decisions by consensus, with each of MKDG’s and C4T’s representative(s) to the applicable committee having, collectively, [***]. If, despite using reasonable efforts, the JRC does not reach consensus on any matter within its decision-making authority within a period of [***] after it has met and attempted to reach consensus, such matter shall be escalated to the JSC. If, despite using reasonable efforts, the JSC does not reach consensus on any matter within its decision- making authority (a “Deadlocked Matter”) within a period of [***] (or such other period as the Parties may agree in writing) after it has met and attempted to reach such consensus, then either Party may, by written notice to the other Party, refer the Deadlocked Matter to the Senior Leaders of each Party; provided, however, that, if such Senior Leaders do not reach agreement on such Deadlocked Matter, despite negotiating in good faith, within [***] after such Deadlocked Matter is referred to such Senior Leaders, then MKDG shall have the right to make the final decision with respect to such Deadlocked Matter; provided that MKDG may not exercise such final decision right to: [***]. 5.5. Scope of JRC and JSC Authority. For clarity and notwithstanding the creation of the JRC or JSC, each Party shall retain the rights, powers and discretion granted to it hereunder, and neither the JRC nor the JSC shall be delegated or vested with such rights, powers or discretion unless such delegation or vesting is expressly provided herein, or the Parties expressly so agree in writing. Neither the JRC nor the JSC shall have the power to [***], and no decision of the JRC or JSC shall be in contravention of any terms and conditions of this Agreement. It is understood and agreed that issues to be formally decided by the JRC and JSC are limited to those specific issues that are expressly provided in Sections 5.2.2 and 5.3 of this Agreement, respectively, and the disputes which relate to the subjects other than those set forth in Sections 5.2.2 and 5.3 will be handled according to Section 16.7. Once the JRC and JSC are disbanded, such committees shall have no further obligations under this Agreement and, thereafter, each Party’s Alliance Manager shall be the contact person for the exchange of information under this Agreement. In the event a committee is disbanded, any decisions that are designated under this Agreement as being subject to the review or approval of such committee shall be made by the Parties directly, subject to the other terms and conditions of this Agreement. 6. FINANCIAL PROVISIONS 6.1. Upfront Fee. In partial consideration of C4T’s granting of the licenses and rights to MKDG herein, MKDG shall pay to C4T a one-time, non-refundable, non-creditable exclusivity and licensing fee of sixteen million U.S. dollars (USD 16,000,000) within [***] following the Effective Date and receipt of an invoice for such amount from C4T, which shall not be issued prior to the Effective Date. 6.2. R&D Funding. Funding of the research under the Projects shall be in accordance with Section 3.5 as further outlined in the Work Plan and applicable Project Plans. 6.3. [***] 6.4. Development and Commercialization Milestones Payments.

ACTIVE/128326788.11 -21- 6.4.1. Development Milestones. As further consideration for the grant of the rights hereunder, for the first achievement by C4T or MKDG or its Related Parties of each milestone event set forth in the table below with respect to a Product Directed To each Collaboration Target (each, a “Development Milestone Event”), MKDG shall make the corresponding non-refundable, non-creditable milestone payment to C4T (each, a “Development Milestone Payment”) within [***] after receipt of an invoice for such Development Milestone Payment, in accordance with this Section 6.4.1. For all Development Milestone Events, MKDG shall notify C4T within [***] following the first achievement by MKDG or its Related Parties of each such Development Milestone Event with respect to a Product Directed To each Collaboration Target, and promptly upon receipt of such notice with respect to a Development Milestone Event, C4T shall issue to MKDG an invoice for the corresponding Development Milestone Payment, which MKDG shall pay within [***] of receipt. The Development Milestone Payment for each Development Milestone Event shall be payable [***] per Collaboration Target. Development Milestone Event Development Milestone Payment 1 [***] [***] 2 [***] [***] 3 [***] [***] 4 [***] [***] 5 [***] [***] 6 [***] [***] 7 [***] [***] 8 [***] [***] 9 [***] [***] 10 [***] [***] 11 [***] [***] 12 [***] [***] 13 [***] [***] Total [***] [***]. If any of Development Milestone Events 2-5 is achieved with respect to a Compound or Product prior to the achievement of an “earlier” Development Milestone Event (i.e., one with a lower number in the chart above) with respect to a Compound or Product Directed To the

ACTIVE/128326788.11 -22- same Collaboration Target, the Development Milestone Payments corresponding to the achieved Development Milestone Event and all earlier Development Milestone Events that have not previously been paid shall be payable based on the achievement of such Development Milestone Event. Similarly, if any of Development Milestone Events 6-9 is achieved with respect to a Product prior to Milestone 5 being achieved with respect to such Product, the Development Milestone Payment associated with Development Milestone Event 5 shall be payable together with the Development Milestone Payment for Development Milestone Event 6-9, whichever occurs first. 6.4.2. Commercialization Milestones. Within [***] after receipt of an invoice for the first achievement of each milestone event set forth in the table below (each, a “Commercialization Milestone Event”) with respect to the first Product Directed To each Collaboration Target to achieve such Commercialization Milestone Event, MKDG shall make the corresponding non-refundable, non-creditable milestone payment to C4T (each, a “Commercialization Milestone Payment”). Each Commercialization Milestone Payment shall be payable [***] per Collaboration Target, based on [***] for a Product Directed To such Collaboration Target. MKDG shall notify C4T within [***] from the end of the Calendar Quarter in which a Commercial Milestone Event occurs, and promptly upon receipt of such notice with respect to a Commercialization Milestone Event, C4T shall issue to MKDG an invoice for the corresponding Commercialization Milestone Payment, which MKDG shall pay within [***] of receipt of such invoice. If more than one Commercialization Milestone Event is first achieved in a given Calendar Year with respect to a Product Directed To a particular Collaboration Target, MKDG shall pay C4T the Commercialization Milestone Payment associated with each such Commercialization Milestone Event for such Calendar Year. For example, if aggregate Annual Net Sales for a Product Directed To a given Collaboration Target equal [***] in a given Calendar Year, and no Commercialization Milestone Payments have been made with respect to Products Directed To such Collaboration Target in previous Calendar Years, MKDG shall pay C4T [***] in Commercialization Milestone Payments pursuant to this Section 6.4.2 for the Calendar Year in which both such Commercialization Milestone Events were first achieved. For the avoidance of doubt, [***]. For the avoidance of doubt, the total maximum milestones payable under this Section 6.4.2 shall not exceed [***] per Collaboration Target. Commercialization Milestone Events Commercialization Milestone Payments [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***]

ACTIVE/128326788.11 -23- 6.5. Calculation and Payment of Royalties. 6.5.1. Royalty Rates. MKDG shall, during each applicable Royalty Term, pay C4T a royalty (each such royalty payment, a “Royalty”) [***], at the rates set forth below [***]. Royalty Tier Aggregate Annual Net Sales per Product in the Territory for each Calendar Year in USD Royalty Rate [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] 6.5.2. Royalty Term. The Royalties set forth in Section 6.5.1 will be payable on a Product-by-Product and country-by-country basis, for the period from the First Commercial Sale of such Product in such country until the latest to occur of (a) expiration of the last Valid Claim that Covers such Product in such country, (b) ten (10) years after the First Commercial Sale of such Product in such country, and (c) the expiration of any applicable Regulatory Exclusivities for such Product in such country (the “Royalty Term”). 6.5.3. Reductions. 6.5.3.1. No Valid Claim Royalty Reductions. Notwithstanding the provisions of Section 6.5.1, in countries where a Product is no longer Covered by a Valid Claim in such country of sale, the Royalty rates applicable to such Product in such country shall be reduced by [***] of the applicable Royalty rate otherwise determined according to Section 6.5.1. 6.5.3.2. Third Party Patent Rights. If MKDG (or any of its Related Parties) obtains a license under Patent Rights of a Third Party that Covers [***], by or on behalf of MKDG (or any of its Related Parties) results in any payment to such Third Party in consideration for such license, then MKDG may deduct from the Royalty payments that would otherwise have been due to C4T under Section 6.5.1 with respect to Net Sales of such Product in a particular country and Calendar Quarter, an amount equal to [***] of any such amounts owed to such Third Party on such Product in such country and Calendar Quarter, subject to Section 6.5.4. 6.5.3.3. Compulsory Licenses for Products. In the event that C4T or MKDG receives a request for a Compulsory License anywhere in the Territory, it shall promptly notify the other Party. If a Compulsory License is granted by MKDG or its Related Party to a Third Party with respect to a Product in any country in the Territory with [***]. 6.5.3.4. Generic Product. On a Product-by-Product and country-by- country basis, if Generic Competition exists with respect to such Product in such country during the applicable Calendar Quarter, then the Royalties payable with respect to such Product pursuant to Section 6.5.1 in such country will be reduced by [***] for the remainder of the Royalty Term for such Product in such country.

ACTIVE/128326788.11 -24- 6.5.4. Royalty Floor. In no event shall any Royalties payable to C4T under this Agreement for any Product in a given country and a given Calendar Quarter be reduced, pursuant to Section 6.5.3.1, 6.5.3.2, and 6.5.3.4 in the aggregate, to less than [***] of the Royalty amount that would otherwise have been payable to C4T pursuant to Section 6.5.1 for such Product in such country and Calendar Quarter. In the event that MKDG is not able to deduct the full amount of the permitted deduction from the Royalty amounts due to C4T due to the [***] minimum amount, MKDG shall be entitled to deduct any undeducted excess amount from Royalty amounts owed to C4T in subsequent Calendar Quarters (subject always to C4T receiving a minimum of [***] of the amount owed as provided in the preceding sentence). 6.5.5. Timing of Payment. Royalties payable under Section 6.5.1 shall be payable on actual Net Sales and shall accrue at the time the Product is delivered. Royalty obligations that have accrued during a particular Calendar Quarter shall be paid, on a Calendar Quarter basis, within [***] after the end of each Calendar Quarter during which the royalty obligation accrued. 6.5.6. Reports; Payment of Royalty. During the Term following the First Commercial Sale of a Product, MKDG shall furnish to C4T a quarterly written report for each Calendar Quarter showing in reasonable detail, on a Product-by-Product basis, the Net Sales of Products subject to Royalty payments pursuant to Section 6.5.1 sold by or on behalf of MKDG and its Related Parties in the Territory during the reporting period and the Royalties payable under this Agreement. Such report shall be deemed Confidential Information of MKDG subject to the obligations of Article 8 of this Agreement. Royalty reports shall be due within [***] following the close of each Calendar Quarter. In addition, upon written request by C4T each Calendar Quarter, MKDG will provide C4T with a non-binding estimate, prepared on a good faith basis, of the Net Sales and the corresponding Royalties payable for such Calendar Quarter, within [***] following receipt of such written request. 6.5.7. Calculations: Net Sales subject to Royalty or Commercialization Milestone Payments. For purposes of determining whether a Royalty threshold or a Commercialization Milestone Event described in Section 6.4.2 and 6.5.1 above has been attained, [***]. In addition, in no event shall the [***]. 6.6. Payment Currency / Exchange Rate / Invoices. All payments to be made under this Agreement shall be made in USD. Payments shall be made by electronic wire transfer of immediately available funds to the account of Payee, as designated in writing to the Payer. If any currency conversion is required in connection with the calculation of amounts payable hereunder, such conversion shall be made by using the then current and reasonable standard exchange rate methodology applied to its external reporting. Except as otherwise set forth herein, all payments hereunder shall be made within [***] after receipt of the corresponding invoice. To the extent payments are owed by C4T to MKDG and by MKDG to C4T, the Parties may discuss in good faith and agree that certain prospective payments owed between the Parties, in amounts to be mutually agreed by the Parties, are creditable against each other. C4T shall address its invoices to: [***]

ACTIVE/128326788.11 -25- With a copy to: [***] 6.7. Legal Restrictions. If at any time restrictions under Applicable Laws in a country prevent the remittance by MKDG of all or any part of Royalties due on Net Sales in such country, MKDG shall have the right and option, in consultation with C4T, to make such Royalty payment by depositing the amount thereof in local currency to an account in the name of C4T in a bank or other depository selected by C4T in such country. 6.8. Late Payments. If any payment due to C4T under this Agreement is not paid by the applicable due date, C4T may charge MKDG interest on any outstanding amount of such payment, accruing as of the original due date, at a per annum rate equal to the lesser of (a) [***] and (b) [***]. Interest will be calculated on a daily basis, calculated by dividing the actual number of days by 360. 6.9. Taxes. 6.9.1. Tax Withholding. The amounts payable by one Party (the “Payer”) to the other Party (the “Payee”) pursuant to this Agreement (“Payments”) shall not be reduced on account of any taxes unless required by Applicable Laws. Except as set forth in Section 6.9.2, the Payee alone shall be responsible for paying any and all taxes levied on account of, or measured in whole or in part by reference to, any Payments it receives. The Payer shall deduct or withhold from the Payments any taxes that it is required by Applicable Laws to deduct or withhold. Notwithstanding the foregoing, if the Payee is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, or recovery of, applicable withholding tax, it shall promptly deliver to the Payer or the appropriate governmental body the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the Payer of its obligation to withhold tax, and the Payer shall apply the reduced rate of withholding, or dispense with the withholding, as the case may be. The Parties agree to cooperate with one another, including with respect to C4T’s filings for refunds of withholding tax, and use reasonable efforts to reduce or eliminate such withholding of taxes under Applicable Laws, including under any applicable tax treaty. For clarity, in no event shall MKDG be obliged to perform any filing on behalf of C4T. If, in accordance with the foregoing, the Payer withholds any amount, it shall make timely payment to the proper taxing authority of the withheld amount and send to the Payee reasonable proof of such payment as promptly as possible and in any event within [***] following the date of payment. Notwithstanding the foregoing, if as a result of the Payer assigning this Agreement or changing its domicile additional taxes become due that would not have otherwise been due hereunder with respect to Payments, the Payer shall be responsible for all such additional withholding taxes and shall pay the other Party such amounts as are necessary to ensure that the other Party receives the same amount as it would have received had no such assignment or change in domicile been made. For the avoidance of doubt, Payer may request that Payee refund to Payer any amounts received from Payer or its Affiliates under this Agreement that, per Payee, should have been deducted or withheld as taxes under Applicable Laws, but which were not deducted or withheld in full or at all; and Payer shall, following receipt of such refund, promptly carry out, unless already completed, the payment of such amounts to the proper governmental body. 6.9.2. Indirect Taxes. For indirect tax (VAT, GST, sales tax and similar taxes, collectively referred to as “VAT”) purposes, the aforesaid fees and expenses shall be understood as net amounts, i.e. statutory VAT is to be added, if applicable, either additionally

ACTIVE/128326788.11 -26- invoiced or self-accounted by recipient of supply according to applicable VAT law. If any VAT is chargeable in respect of any Payments, the Paying Party shall pay such VAT at the applicable rate in respect of such Payments following receipt, where applicable, of a VAT invoice in the appropriate form issued by the invoicing Party in respect of those Payments. The invoicing Party is obliged to issue an invoice for all payable amounts under this Agreement in accordance with applicable VAT law and irrespective of whether the sums may be netted for settlement purposes. The invoicing Party shall comply with any additional reasonable requests of invoiced Party in relation to such invoices. The Parties shall cooperate in any way reasonably requested, to obtain available reductions, credits or refunds of any VAT amount attributable to the supply under this Agreement, if applicable. The Parties shall cooperate in any way reasonably requested to enable VAT compliant behavior including providing evidence for VAT purposes in accordance with applicable VAT law. 6.10. Records and Audit Rights. 6.10.1. Records. MKDG shall keep (and will cause its Related Parties to keep) complete, true and accurate records in sufficient detail for C4T to confirm the accuracy of the Royalty calculations and other Payments hereunder. MKDG (and its Related Parties) shall keep such records for at least [***] following the end of the Calendar Year to which they pertain. 6.10.2. Audit Rights. 6.10.2.1. C4T shall have the right during the [***] period described in Section 6.10.1 to appoint at its expense an independent certified public accountant of nationally recognized standing in the United States (the “Accounting Firm”) reasonably acceptable to MKDG (and its Related Parties, as applicable) to have access to and to review the applicable records of MKDG (and its Related Parties) to verify the accuracy of the Royalty reports and Payments hereunder MKDG and its Related Parties shall each make its records available for inspection or audit by the Accounting Firm during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from C4T, solely to verify the accuracy of the Royalty reports and Payments hereunder. Such inspection or audit right shall not be exercised by C4T more than [***] in any Calendar Year and may cover a period ending not more than [***] prior to the date of such request. All records made available for inspection or audit pursuant to this Section 6.10.2 shall be deemed to be Confidential Information of MKDG. If the amount of any Payment hereunder was underreported, MKDG shall promptly (but in any event no later than [***] after its receipt of the Accounting Firm’s report so concluding) make payment to C4T of the underreported amount. If such Accounting Firm concludes that an overpayment was made, such overpayment shall be fully creditable against amounts payable in subsequent payment periods. If MKDG disagrees with such calculation in good faith, it may retain, at its own cost, a second independent certified public Accounting Firm reasonably acceptable to C4T, to conduct a review, and if such firm concurs with the other Accounting Firm, MKDG shall make the required payment within [***] after the date MKDG receives the report of the second Accounting Firm. If the second Accounting Firm does not concur, MKDG and C4T shall meet and negotiate in good faith a resolution of the discrepancies between the two firms. C4T shall bear the full cost of an audit that it conducts pursuant to this Section 6.10.2 unless such audit discloses an underreporting by MKDG of more than [***] of the aggregate amount of the Payments hereunder reportable in any Calendar Year, in which case MKDG shall reimburse C4T for all costs incurred in connection with such inspection or audit.

ACTIVE/128326788.11 -27- 6.10.2.2. The Accounting Firm will disclose to C4T only whether the Payments subject to such audit are correct or incorrect and the specific details concerning any discrepancies. No other information will be provided to C4T without the prior consent of MKDG unless disclosure is required by Applicable Laws or judicial order. MKDG is entitled to require the Accounting Firm to execute a reasonable confidentiality agreement prior to commencing any such audit. The Accounting Firm shall provide a copy of its report and findings to MKDG. 7. INTELLECTUAL PROPERTY RIGHTS 7.1. Background IP. Notwithstanding anything to the contrary set forth herein, as between the Parties, MKDG is and shall remain the owner of all MKDG Background IP, and C4T is and shall remain the owner of all C4T Background IP. 7.2. Ownership of Inventions. Ownership of all Inventions, including Patent Rights and other intellectual property rights with respect to such Inventions, shall be as set forth in this Article 7. Except as expressly set forth below, determination of inventorship of Inventions shall be made in accordance with U.S. patent laws, and ownership of such Inventions shall follow inventorship. Except as provided in [***], as between the Parties, each Party will continue to own any Patent Rights and Know-How that it owned prior to the Effective Date or that it creates or obtains outside the scope of this Agreement, or which it licenses to the other Party under this Agreement. 7.2.1. C4T Foreground IP. As between the Parties and subject to the license granted to MKDG pursuant to Section 2.1, C4T shall own the entire right, title and interest in any C4T Foreground IP. MKDG for itself and on behalf of its Affiliates, hereby assigns (and to the extent such assignment can only be made in the future, hereby agrees to and shall assign) to C4T all of its right, title, and interest in and to any and all such C4T Foreground IP; provided that, if such assignment is prohibited by Applicable Laws as confirmed by a neutral legal expert from a recognized law firm, then MKDG shall grant, and hereby does grant to C4T, a perpetual, irrevocable, exclusive, worldwide, royalty-free, fully paid-up license, with the right to grant sublicenses through multiple tiers, under such C4T Foreground IP to make, use, sell, import and otherwise exploit compounds, products and services. MKDG shall promptly disclose to C4T in writing any C4T Foreground Know-How made by or on behalf of MKDG or its Related Parties. MKDG shall execute and provide to C4T assignments and other necessary documents consistent with such assignment and ownership of C4T Foreground IP promptly upon request of C4T. C4T Foreground Know-How shall be Confidential Information of C4T. 7.2.2. MKDG Foreground IP. As between the Parties, MKDG shall own the entire right, title and interest in any MKDG Foreground IP. C4T for itself and on behalf of its Affiliates, hereby assigns (and to the extent such assignment can only be made in the future, hereby agrees to and shall assign) to MKDG all of its right, title, and interest in and to any and all such MKDG Foreground IP; provided that, if such assignment is prohibited by Applicable Laws as confirmed by a neutral legal expert from a recognized law firm, then C4T shall grant, and hereby does grant, to MKDG, a perpetual, irrevocable, exclusive, worldwide, royalty-free, fully paid-up license, with the right to grant sublicenses through multiple tiers, under such MKDG Foreground IP to make, use, sell, and import Compounds and Products or compounds, products and services. C4T shall promptly disclose to MKDG in writing any MKDG Foreground Know-How made by or on behalf of C4T or its Related Parties. C4T shall execute and provide to MKDG assignments and other necessary documents consistent with such

ACTIVE/128326788.11 -28- assignment and ownership of MKDG Foreground IP promptly upon request of MKDG. MKDG Foreground Know-How shall be Confidential Information of MKDG. 7.2.3. Compound IP. As between the Parties, MKDG shall own the entire right, title and interest in any Compound IP. C4T for itself and on behalf of its Affiliates, hereby assigns (and to the extent such assignment can only be made in the future, hereby agrees to and shall assign) to MKDG all of its right, title, and interest in and to any and all such Compound IP, [***]; provided that, if such assignment is prohibited by Applicable Laws as confirmed by a neutral legal expert from a recognized law firm, then C4T shall grant, and hereby does grant, to MKDG, a perpetual, irrevocable, exclusive, worldwide license, with the right to grant sublicenses through multiple tiers, under such Compound IP to make, use, sell, and import Compounds and Products. C4T shall promptly disclose to MKDG in writing any Know-How included in the Compound IP made by or on behalf of C4T or its Related Parties. [***], C4T shall execute and provide to MKDG assignments and other necessary documents consistent with such assignment and ownership of Compound IP promptly upon request of MKDG. Know-How included in the Compound IP shall be Confidential Information of MKDG. 7.3. Patent Prosecution and Maintenance. 7.3.1. Definitions. As used in this Section 7.3, “prosecution” includes (a) all communication and other interaction with any patent office or patent authority having jurisdiction over a patent application in connection with pre-grant proceedings and (b) interferences, reexaminations, reissues, oppositions, and the like. 7.3.2. C4T Technology. C4T, at C4T’s expense, shall have the sole right to control the preparation, filing, prosecution, defense and maintenance of the C4T Platform Patents Rights and the Patents Rights included in the C4T Technology using patent counsel of C4T’s choice. 7.3.3. MKDG Technology. MKDG, at MKDG’s expense, shall have the sole right to control the preparation, filing, prosecution, defense and maintenance of the Patent Rights included in the MKDG Technology (other than the Compound IP, the preparation, filing, prosecution, defense and maintenance of which is governed by Section 7.3.4) using patent counsel of MKDG’s choice. If MKDG Foreground Patent Rights are directed to Products, MKDG shall keep C4T reasonably informed of the status of the preparation, filing, prosecution, and maintenance of all such Patent Rights, including by promptly notifying C4T of any and all papers filed with or received from a patent office. 7.3.4. Compound IP. 7.3.4.1. Subject to Section 7.3.4.2 below, MKDG, at MKDG’s expense, shall have the first right to control the preparation, filing, prosecution, defense and maintenance of Compound Patent Rights. C4T shall have the right, to fully participate in, and MKDG shall provide copies of all documents relating to, the preparation, filing, prosecution, and maintenance of Compound Patent Rights. Without limiting the foregoing or the rights and responsibilities set forth in Section 7.5.2, C4T’s participation in the preparation, filing, prosecution, and maintenance of the Compound Patent Rights shall be in addition to the rights and responsibilities set forth in Section 7.5.2: [***]. MKDG shall promptly provide to C4T any and all papers filed with or received from a patent office relating to the Compound Patent Rights, consult with C4T through the IPOC regarding any decisions relating to maintenance of

ACTIVE/128326788.11 -29- the Compound Patent Rights, and with regard to any C4T comments or suggestions on the foregoing, consult with C4T regarding any C4T comments or suggestions on the foregoing and incorporate in good faith any reasonable comments of C4T with respect thereto. 7.3.4.2. If MKDG ceases prosecution or maintenance of any Compound Patent Rights, MKDG shall give timely (but not less than [***] prior to any applicable filing, submission or payment due date) notice to C4T. C4T may then assume prosecution or maintenance of any such Compound Patent Rights at C4T’s expense. If C4T does assume prosecution or maintenance of any such Compound Patent Rights, MKDG for itself and on behalf of its Affiliates, hereby agrees to and shall assign to C4T all of its right, title, and interest in and to any and all such Compound Patent Rights. 7.3.5. Cooperation in Prosecution. Each Party, through the IPOC, shall provide the other Party all reasonable assistance and cooperation in the patent prosecution efforts provided above in Section 7.3, including providing any necessary powers of attorney and assignments of employees of the Parties and their Affiliates and Sublicensees and executing any other required documents or instruments for such prosecution. All communications between the Parties relating to the preparation, filing, prosecution or maintenance of the Patent Rights listed above, including copies of any draft or final documents or any communications received from or sent to patent offices or patenting authorities with respect to such Patent Rights, shall be considered Confidential Information of the Party that owns such Patent Rights, subject to Article 8. 7.4. Enforcement and Defense. 7.4.1. Notice. Each Party shall provide prompt notice to the other Party of any infringement of a Patent Right included in the (a) MKDG Technology or C4T Technology by the manufacture, use, sale or importation of a product Directed To a Collaboration Target or (b) Compound Patent Rights (each of (a) and (b), a “Competing Product Infringement”), in each case, of which such Party becomes aware. MKDG and C4T shall thereafter consult and cooperate fully to determine a course of action, including the commencement of legal action by either or both MKDG and C4T, to terminate any such Competing Product Infringement; provided that in any event C4T shall have the sole right to control the enforcement of the C4T Platform Patent Rights against any Competing Product Infringement and, as between the Parties, retain any and all damages recovered pursuant to such enforcement. 7.4.2. Competing Product Infringement. MKDG shall have the sole right to enforce the Patent Rights included in the MKDG Technology and Compound Patent Rights with respect to any Competing Product Infringement, and to defend any declaratory judgment action with respect thereto. Any such enforcement or defense would be at MKDG’s own expense and by counsel of its own choice. C4T shall have the right, at its own expense, to be represented, subject to the first sentence of this Section 7.4.2, in any such action with respect to the Compound Patent Rights by counsel of its own choice. MKDG shall consult with C4T on all material aspects of the enforcement or defense, including any decision to not enforce the Compound Patent Rights or to cease an enforcement action with respect to the Compound Patent Rights. C4T shall have a reasonable opportunity for meaningful participation in decision-making and formulation of the enforcement or defense strategy. The Parties shall reasonably cooperate with each other in all such actions or proceedings. C4T shall have the first right to enforce the Patent Rights included in the C4T Technology with respect to any Competing Product Infringement, and to defend any declaratory judgment action with respect thereto. Any such enforcement or defense would be at C4T’s own expense and by counsel of

ACTIVE/128326788.11 -30- its own choice reasonably acceptable to MKDG (such acceptance not to be unreasonably withheld, conditioned or delayed) and MKDG shall have the right, at its own expense, to be represented, subject to the preceding sentence, in any such action by counsel of its own choice. If C4T fails to bring or defend any such action with respect to a Patent Right included within the C4T Technology (except for C4T Platform Patent Rights) within (i) [***] following the notice of the alleged Competing Product Infringement provided pursuant to Section 7.4.1 or (ii) [***] before the time limit, if any, set forth in Applicable Laws for the filing of such actions, whichever comes first, MKDG shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and C4T shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Notwithstanding anything herein to the contrary, C4T shall have the sole right to control the enforcement of the C4T Platform Patent Rights against any Competing Product Infringement. 7.4.3. Competing Product Infringement Cooperation. In the event a Party brings a Competing Product Infringement action in accordance with this Section 7.4 (the “Controlling Party”), such Controlling Party shall keep the other Party reasonably informed of the progress of any such action, and the other Party shall cooperate fully with the Controlling Party, at the Controlling Party’s request and expense, including by providing information and materials and, if required to bring such action, the furnishing of a power of attorney or being named as a party. [***]. 7.4.4. Recovery. Except as otherwise agreed by the Parties, any recovery obtained by either or both MKDG and C4T in connection with or as a result of any action with respect to a Competing Product Infringement contemplated by this Section 7.4, whether by settlement or otherwise, shall be shared in the order as follows: 7.4.4.1. the Controlling Party shall recoup all of its costs and expenses incurred in connection with the action; 7.4.4.2. the other Party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; and 7.4.4.3. any recovery remaining from the action shall then be allocated [***] in favor of the Controlling Party. 7.4.5. Defense of Infringement Claims. In the event that a claim is brought against either Party or its Affiliate alleging the infringement, violation or misappropriation of any Third Party intellectual property right based on the manufacture, use, sale or importation of a Product, the Parties shall promptly meet to discuss the defense of such claim. MKDG shall have the exclusive right, at its sole expense, but not the obligation, to defend any such Third Party infringement claim; provided that if MKDG fails to defend any such Third Party infringement claim against C4T or its Affiliates, C4T (or such Affiliate) shall have the right to defend itself. MKDG shall consult with C4T on all material aspects of the defense. C4T shall have a reasonable opportunity for meaningful participation in decision-making and formulation of the defense strategy. The Parties shall reasonably cooperate with each other in all such actions or proceedings. 7.5. Intellectual Property Operating Committee. 7.5.1. Composition. Within [***] after the Effective Date, unless mutually agreed otherwise by the Parties, the Parties shall establish a committee to facilitate the

ACTIVE/128326788.11 -31- cooperation between the Parties on the intellectual property matters set forth under this Agreement (the “IPOC”). The IPOC shall be composed of [***] representatives from each Party provided that [***]. If agreed by the IPOC, the IPOC may invite non-members (including consultants and advisors of a Party who are under an obligation of confidentiality consistent with this Agreement) to participate in the discussions and meetings of the IPOC; provided that any Third Party participant invited by a Party shall be subject to the prior written consent of the other Party. 7.5.2. Responsibilities of the IPOC. In addition to its general responsibilities, the IPOC shall, subject to the terms of this Agreement: [***]. 7.5.3. Meetings. During the Term, the IPOC will meet in person or by teleconference or videoconference when and as reasonably requested by a representative to the IPOC. Each Party will bear its own expenses related to its IPOC’s representative’s participation at such meetings. 7.5.4. Decision Making. The IPOC will determine, approve or resolve matters within the scope of its decision-making authority by consensus, with [***] each Party, [***]. If consensus is not reached by the Parties, the matter shall be referred to the most senior intellectual property personnel of each Party. If the intellectual property personnel fail to reach consensus within [***] after such matter has been referred, MKDG shall have the final decision- making authority with respect to such matters that solely relate to Compound Patent Rights. 8. CONFIDENTIALITY 8.1. Duty of Confidence. All Confidential Information disclosed directly or indirectly by or on behalf of one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) hereunder shall be maintained in confidence by the Receiving Party and shall not be disclosed to any Third Party or used for any purpose, except as set forth herein, without the prior written consent of the Disclosing Party. The Receiving Party may only use Confidential Information of the Disclosing Party for purposes of exercising its rights and fulfilling its obligations under this Agreement and may only disclose Confidential Information of the Disclosing Party and its Affiliates to employees, agents, contractors, consultants and advisers of the Receiving Party and its Affiliates, licensees and sublicensees to the extent reasonably necessary for such purposes; provided that such persons and entities are bound by confidentiality and non-use obligations with respect to the Confidential Information consistent with the confidentiality provisions of this Agreement as they apply to the Receiving Party. The Parties’ obligations of confidentiality, non-use and non-disclosure set forth in this Article 8 shall apply during the Term and for a period of [***] thereafter; provided that such obligations shall survive with respect to any trade secrets that a Party identified as such in writing to the other Party until an exception under Section 8.2 applies to such information. 8.2. Exceptions. The obligations under this Article 8 shall not apply to any information to the extent the Receiving Party can demonstrate by competent evidence that such information: 8.2.1. is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the Receiving Party or its Affiliates;

ACTIVE/128326788.11 -32- 8.2.2. was known to, or was otherwise in the possession of, the Receiving Party or its Affiliates prior to the time of disclosure by the Disclosing Party; 8.2.3. is disclosed to the Receiving Party or an Affiliate on a non-confidential basis by a Third Party that is entitled to disclose it without breaching any confidentiality obligation to the Disclosing Party or any of its Affiliates; or 8.2.4. is independently developed by or on behalf of the Receiving Party or its Affiliates, as evidenced by its contemporaneous written records, without use of or reference to the Confidential Information disclosed by the Disclosing Party or its Affiliates under this Agreement. 8.3. Authorized Disclosures. Subject to this Section 8.3, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent permitted as follows: 8.3.1. disclosure to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the Receiving Party, on the condition that such attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations consistent with the confidentiality provisions of this Agreement as they apply to the Receiving Party; 8.3.2. disclosure by either Party or its Affiliates to governmental authorities or other regulatory agencies in order to file, obtain and maintain patents consistent with Article 7; 8.3.3. disclosure by a Party or any of its Related Parties to Regulatory Authorities to obtain or maintain approval to conduct Clinical Trials for a Product, to obtain and maintain Marketing Approval or to otherwise Develop, Manufacture and market Products, but such disclosure may be only to the extent reasonably necessary to obtain and maintain such approvals; 8.3.4. disclosure required in connection with any judicial or administrative process relating to or arising from this Agreement (including any enforcement hereof) or to comply with applicable court orders or governmental regulations (or the rules of any recognized stock exchange or quotation system); 8.3.5. disclosure to the United States Securities and Exchange Commission or any other securities exchange or governmental authority, including as required to make an initial or subsequent public offering; or 8.3.6. disclosure to potential or actual investors, lenders, acquirers or partners in connection with due diligence or similar inquiries by such Third Parties only to the extent reasonably necessary for such activities; provided, in each case, that any such potential or actual investor, lender, acquirer or partners agrees to be bound by reasonable confidentiality and non- use obligations. If the Receiving Party is required by judicial or administrative process, or Applicable Laws or rules of a securities exchange on which a Receiving Party’s (or its Affiliate’s) securities are listed or traded, to disclose Confidential Information that is subject to the non- disclosure provisions of this Article 8, as set forth in Section 8.3.4 and Section 8.3.5, such Party

ACTIVE/128326788.11 -33- shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to comment on, challenge or limit the disclosure obligations. Confidential Information that is disclosed as permitted by this Section 8.3 shall remain otherwise subject to the confidentiality and non-use provisions of this Article 8, and the Party disclosing Confidential Information as permitted by this Section 8.3 shall take all steps reasonably necessary, including obtaining an order of confidentiality and otherwise cooperating with the other Party, to ensure the continued confidential treatment of such Confidential Information. If disclosure of the terms of this Agreement is required by Applicable Laws or the rules of any securities exchange or market on which a Party’s (or its Affiliate’s) securities are listed or traded, the Parties shall agree on a redacted version of this Agreement to be so disclosed; provided, however, that in the event the Parties cannot agree on such a redacted version of the Agreement, the Disclosing Party shall have the right to disclose such terms of this Agreement as such Party’s counsel reasonably determines is necessary to comply with Applicable Laws or the rules of any securities exchange or market on which such Party’s securities are listed or traded. 9. PUBLICATIONS AND PUBLICITY 9.1. Publications. 9.1.1. Except as otherwise set forth in this this Agreement, (a) MKDG shall have the sole right to publish, or make any other presentation or disclosure of, any data, material, Results (other than Results relating to C4T Foreground IP or C4T Platform IP) or other information generated under or in connection with the performance of the Research Collaboration, subject to the terms and conditions of this Section 9.1, and (b) C4T (and its Affiliates) shall have no right to publish or publicly disclose any such Results or information generated pursuant to the activities performed under this Agreement unless otherwise approved by MKDG in writing. C4T shall have the right to review any proposed publication or disclosure, presentation or abstract or portion thereof by MKDG that contains any Results generated under the Work Plan during the Collaboration Phase (collectively, the “Collaboration Information”) or that includes Confidential Information of C4T. For clarity, C4T shall not have the right to review any proposed publication or other disclosure, presentation or abstract by MKDG to the extent pertaining to activities conducted during the MKDG Phase, including to the extent setting forth the results of any clinical trial of a Product conducted by or on behalf of MKDG or its Related Parties, so long as such proposed publication or other disclosure, presentation or abstract does not include any Collaboration Information (other than the chemical structure of the Compound being evaluated in such clinical trial) or Confidential Information of C4T. Before any such publication, disclosure, presentation or abstract is submitted or an oral presentation is made, MKDG shall deliver to C4T a copy of any such publication, disclosure, presentation or abstract at least [***] prior to submission or presentation for review pursuant to Section 9.1.2. For clarity, nothing in this Agreement, including this Section 9.1, shall prevent C4T from filing and prosecuting patent applications relating to C4T Platform Know-How and C4T Foreground Know-How. 9.1.2. C4T shall have the right to request (a) the removal of its Confidential Information from any such publication, disclosure, presentation or abstract by MKDG, or (b) a reasonable delay in publication or presentation in order to protect patentable information. If C4T requests that its Confidential Information be removed from any such publication, disclosure, presentation or abstract, MKDG shall delete such Confidential Information. If C4T requests such a delay, MKDG shall delay submission or presentation for a period of [***] after its provision of the copy of the publication, disclosure, presentation or abstract to enable patent

ACTIVE/128326788.11 -34- applications protecting C4T’s rights in such information to be filed in accordance with Article 7. Notwithstanding the foregoing and subject to the following sentence, C4T shall have the right to publish, present, or otherwise publicly disclose the C4T Foreground Know-How; provided that MKDG shall have the right to review and approve any proposed publication, disclosure, presentation or abstract or portion thereof that includes any C4T Foreground Know- How within the Collaboration Information or MDKG Confidential Information including for clarity identifying any Compound. Such publications, other disclosures, presentations and abstracts shall not include the Confidential Information of MKDG, including for clarity identifying any Compound, unless C4T has received prior written approval from MKDG to include such Confidential Information. Before any such paper that MKDG has the right to review is submitted for publication, disclosure, presentation or abstract or an oral presentation is made, C4T shall deliver to MKDG a copy of any such proposed written publication or presentation, disclosure, presentation or abstract or an outline of an oral disclosure at least [***] prior to submission for publication or presentation for review and approval. 9.1.3. MKDG shall have the right to register Clinical Trials and publish the results or summaries of results of any Clinical Trials conducted hereunder with respect to any Product on clinicaltrials.gov or other similar registry, in accordance with Applicable Laws. 9.2. Publicity. 9.2.1. Public Disclosures by C4T. The proposed press release by C4T of the execution of this Agreement is set forth in Schedule 9.2 and mutually agreed between the Parties, and may be issued by C4T on or after the Effective Date. After disclosure of the proposed press release set forth in Schedule 9.2, C4T may issue further press releases that incorporate some or all of the language that was included in the press release set forth in Schedule 9.2 without the requirement of seeking further authorization from MKDG, provided that C4T notifies MKDG in writing at least [***] in advance of such release. For clarity if such additional press releases include material new or materially different information about this Agreement or the collaboration between the Parties than what was included in the press release set forth in Schedule 9.2, such release shall be subject to MKDG review as outlined below. Subject to the foregoing, C4T agrees not to issue any press release or other public statement, whether oral or written, disclosing the terms hereof or any of the activities conducted hereunder or use the name, trademark, trade name or logo of the MKDG, its Affiliates or their respective employee(s) without the prior written consent of MKDG (such consent not to be unreasonably withheld, conditioned or delayed); provided that, C4T shall be permitted to disclose its receipt of or entitlement to payments under this Agreement in press releases and other public disclosures subject to Section 8.3.5 of this Agreement. Any such disclosure shall be submitted to MKDG for review and approval [***] prior to such planned disclosure; provided that, C4T shall not be required to submit any proposed disclosure for the purposes of SEC filing for review by MKDG unless such disclosure includes material new information not included in or otherwise is materially different from a disclosure previously approved by MKDG. 9.2.2. Public Disclosures by MKDG. MKDG shall have the right to make press releases as it chooses, in its sole discretion, without approval of C4T; provided that such press releases do not include any Collaboration Information (other than the chemical structure of the Compound being evaluated in such clinical trial) or C4T Confidential Information. 9.2.3. Nothing in this Section 9.2 shall prevent either Party from republishing or otherwise publicly disclosing information previously disclosed in accordance with this Section 9.2.

ACTIVE/128326788.11 -35- 10. TERM AND TERMINATION 10.1. Term. 10.1.1. The term of this Agreement will commence on the Effective Date and, unless terminated earlier in accordance with this Article 10, will expire, on a Product-by- Product and country-by-country basis, on the expiration of the Royalty Term for such Product in such country (the “Term”). For clarity, if this Agreement is terminated with respect to a Project, the Term shall terminate with respect to such Project upon the effective date of such termination. 10.1.2. Upon expiration of the Royalty Term (but not an earlier termination of this Agreement, in whole or in part) and on a Product-by-Product and a country-by-country basis, the licenses from C4T to MKDG under Section 2.1 shall become fully-paid-up, royalty- free, transferable, irrevocable, and perpetual. 10.2. Termination for Convenience. MKDG shall have the right to terminate this Agreement, in its entirety or on a Project-by-Project basis, at any time in its sole discretion upon [***] advance written notice to C4T. 10.3. [***]. 10.4. Termination for Cause. If either Party is in material breach of any obligation hereunder (the “Breaching Party”), then the other Party (the “Non-Breaching Party”) may give notice to the Breaching Party specifying the claimed particulars of such material breach and stating its intention to terminate this Agreement, and in such event, if the material breach is not cured within [***] after receipt of such notice (the “Initial Cure Period”), the Non- Breaching Party shall have the right thereafter to terminate this Agreement immediately, in its entirety or on a Project-by-Project or Collaboration Target-by-Collaboration Target basis, by giving written notice to the Breaching Party. Notwithstanding the foregoing, any such [***] cure period shall be extended for an additional [***] or such longer period as is reasonably required to cure such breach if, in each case, such breach is not a failure to pay amounts due under this Agreement and the defaulting Party is acting in good faith and employing ongoing Commercially Reasonable Efforts to cure such alleged material breach (which longer period shall not, in any event, be more than [***] after the expiration of the Initial Cure Period). For clarity, material breaches of obligations hereunder may apply to the performance of either: (i) this Agreement in its entirety, in which case this provision and such termination shall apply to the entire Agreement; or (ii) solely with respect to a specific Project or Collaboration Target, in which case such termination shall apply only to such Project and the associated Collaboration Target, Compounds and Products. 10.5. Alternative Remedy in Case of Material Breach by C4T. If C4T is the Breaching Party and the breach by C4T that is the subject of MKDG’s notice provided in accordance with Section 10.4 is not cured within the cure period set forth in Section 10.4 (including any applicable extensions), MKDG may, by providing C4T with written notice of

ACTIVE/128326788.11 -36- such election within [***] after the expiration of such cure period, elect not to terminate this Agreement and, instead, [***]. 10.6. Material Breach Dispute. Any dispute regarding an alleged material breach of this Agreement shall be resolved in accordance with Section 16.7. 10.7. Termination for Insolvency. This Agreement may be terminated by either Party at any time during the Term upon notice to the other Party, upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of all or a substantial portion of its assets for the benefit of creditors by such other Party (each, an “Insolvency Event”); provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof. 10.8. Termination of Agreement in its Entirety. For clarity, a termination of this Agreement in its entirety shall be deemed a termination with respect to all Projects, and in the event of a termination of this Agreement in its entirety, all Collaboration Targets shall immediately become Terminated Collaboration Targets. 11. EFFECTS OF TERMINATION 11.1. Termination of Agreement. The provisions of this Article 11 will apply after any expiration or termination of this Agreement; provided that if this Agreement does not expire or terminate in its entirety as to all Projects, then the following provisions under this Article 11 shall be given effect to the extent applicable to the terminated Projects and Terminated Collaboration Targets, while enabling the Parties to continue to perform their obligations and exercise their rights under this Agreement as to the other Project and Collaboration Target that are not terminated. For clarity, this Agreement shall terminate in its entirety if both Projects or Collaboration Targets have been terminated. In the event of any termination pursuant to Article 10, MKDG shall cease all Development and Commercialization of the Collaboration Targets, Compounds, and Products that are subject to termination, except as expressly set forth in Article 11 below. 11.2. Return of Confidential Information. In the event of a termination or expiration of this Agreement, each Party shall return or cause to be returned to the other Party, or destroy, all Confidential Information received from the other Party and all copies thereof; provided, however, that each Party may keep one (1) copy of Confidential Information received from the other Party in its confidential files solely for record-keeping purposes; and provided further that each Party may retain any Confidential Information reasonably necessary to exercise any surviving rights in accordance with this Agreement (including any and all license or sublicense rights that expressly survive termination or expiration hereof, as set forth in this Article 11). Any Confidential Information retained under this Section 11.2 shall remain subject to Article 8 for the period set forth therein. 11.3. Licenses. If this Agreement expires or terminates, except for the surviving provisions set forth in this Article 11, the rights, licenses and obligations of the Parties hereunder, including the license granted under Section 2.1, shall terminate and be of no further force or effect as of the effective date of such expiration or termination; provided that, notwithstanding the foregoing and solely in the event of expiration of this Agreement (but not termination), the license granted pursuant to Section 2.1 shall survive in accordance with Section 10.1.2. Upon termination of this Agreement by C4T pursuant to Article 10, MKDG’s

ACTIVE/128326788.11 -37- Sublicensees that have an active sublicense under the license set forth in Section 2.1 shall have the right to request a license directly from C4T on substantially the same terms and conditions as this Agreement and C4T shall not unreasonably withhold its consent to such request from a Sublicensee; provided, however, that such Sublicensee is not then in breach of any of its material obligations under its sublicense agreement, [***] , and did not cause MKDG to be in breach of this Agreement. Any such direct license with a Sublicensee who received a sublicense that did not include the global right to Commercialize Products Directed To all then- current Collaboration Targets will require adjustments to the terms and conditions of this license to address such differences in scope, which C4T will negotiate in good faith with any such Sublicensee whose request for a license C4T accepts. 11.4. Exclusivity Obligations. If this Agreement expires or terminates in its entirety, the obligations under Section 2.5 shall terminate in its entirety. For the avoidance of doubt, as long as one Project is ongoing under this Agreement, Section 2.5 remains in full force and effect; provided that, with respect to each Project that is terminated, C4T shall be relieved from the exclusivity obligation under Section 2.5 solely for purposes of pursuing the Terminated Collaboration Target that is the subject of such terminated Project and Products and Competing Products Directed To such Terminated Collaboration Target. Except as otherwise set forth herein, the exclusivity obligation under Section 2.5 shall remain fully in force and effect during the Term in accordance with its terms, unless otherwise agreed by the Parties in writing. For further clarity, the obligations under 2.5.1 through 2.5.3 shall never apply to MKDG in a reversion scenario and 2.5.4 shall instead continue to apply to MKDG, even if C4T is pursuing any Collaboration Target in accordance with Article 12 and this Agreement. 11.5. Other Terms and Conditions applicable to Termination. In the event of any termination of this Agreement, the following shall apply: 11.5.1. If a termination of this Agreement, becomes effective during the Collaboration Phase, C4T shall (a) promptly wind-down performance of the terminated Project Plan(s), (b) except in the case of termination by C4T pursuant to Section 10.3, 10.4, or 10.7, submit to MKDG all Results from the terminated Projects existing as of the effective date of such termination, (c) take reasonable steps to minimize costs relating to such termination wind- down activities, which costs shall be reimbursable by MKDG in accordance with Section 3.5, and (d) promptly return to MKDG all of the MKDG Technology. 11.5.2. To the extent not prohibited by Applicable Laws, MKDG shall promptly wind down any ongoing Clinical Trials with respect to any Product(s) that are the subject of a terminated Project or Collaboration Target, except to the extent such Clinical Trials are to be transferred to C4T or its designee as set forth in Section 12.5.1 below. 11.5.3. MKDG shall promptly return to C4T, or, at C4T’s option, destroy, all relevant records and materials in its possession or control relating to, containing or comprising the C4T Technology and C4T shall promptly return to MKDG, or, at MKDG’s option, destroy, all relevant records and materials in its possession or control relating to, containing or comprising the MKDG Technology. 11.5.4. MKDG shall, and shall cause its Related Parties to, destroy any and all chemical, biological or physical materials relating to or comprising Compound(s) or Product(s) that are the subject of terminated Projects, including clinical supplies of such Product(s), except to the extent such materials are to be transferred to C4T or its designee as set forth in Section 12.5.1 below.

ACTIVE/128326788.11 -38- 11.5.5. In the event of termination by MKDG pursuant to Section 10.4 or Section 10.7, MKDG and its Affiliates and Sublicensees shall be entitled, during the [***] period immediately following the effective date such termination, to sell any commercial inventory of such Product(s) which remains on hand as of the effective date of the termination, so long as MKDG pays to C4T the Royalties and Commercial Milestone Payments applicable to such sales, and complies with associated reporting and record-keeping provisions, in accordance with the terms and conditions set forth in this Agreement. 11.5.6. From and after the effective date of any termination of this Agreement, any rights and diligence or reporting obligations of MKDG to C4T under this Agreement shall immediately cease to exist, except as otherwise set forth in Section 11.5.5. above or Section 11.7 below. 11.6. Termination Costs. 11.6.1. In case of termination by MKDG in accordance with Section 10.2 or 10.7 or by C4T in accordance with Section 10.3, or 10.4 of this Agreement, the activities in Section 11.5.1, 11.5.2, 11.5.3 and 11.5.4 will be at MKDG’s cost and expense unless otherwise set forth elsewhere in this Agreement. 11.6.2. In case of termination by MKDG in accordance with Section 10.4, the activities for termination in Sections 11.5.1 and 11.5.3 and 11.5.4 shall be at C4T’s cost and expense. 11.6.3. For clarity, if C4T exercises Options in accordance with Article 12 of this Agreement, any costs of transfer activities set forth in Article 12 of Projects and Products to C4T shall be borne by C4T; provided that if this Agreement was terminated by C4T pursuant to Section 10.3 or 10.4 of this Agreement, such activities will be conducted at MKDG’s expense. 11.7. Survival. Termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such termination, nor affect in any way the survival of any other right, duty or obligation of the Parties which is expressly stated elsewhere in this Agreement to survive such termination. Without limiting the foregoing and except as expressly set forth otherwise in this Agreement, Articles 1, 8, 9, 11, 12 (until the last pending Option has expired or to the extent Section 12.6 applies), 14, and 16 and Sections 2.5.4, 3.9 (solely to the extent that there would be any legal proceedings ongoing or initiated within three (3) months after the effective date of termination of the Agreement), 4.2.2 (for the time period set forth therein), 6.6, 6.8, 6.9, 6.10 (for the time period set forth therein), 7.1, 7.2, and 10.5 shall survive the expiration or termination of this Agreement. 11.8. Termination Not Sole Remedy. Termination of this Agreement shall not preclude either Party from seeking any other damages, compensation or remedy to which it may be entitled upon such termination. 11.9. Bankruptcy Code. The Parties agree that each Party shall retain and may fully exercise all of its rights and elections under Applicable Laws related to bankruptcy or insolvency as they relate to this Agreement, including the U.S. Bankruptcy Code or foreign equivalents in any other jurisdiction. In this respect, all rights and licenses granted under or pursuant to this Agreement by MKDG or C4T are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions of any

ACTIVE/128326788.11 -39- other country or jurisdiction, if applicable, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code (or similar provision in the bankruptcy laws of another jurisdiction). In the case of an Insolvency Event by either Party, the other Party shall be entitled to a complete copy of (or complete access to, as appropriate) any such intellectual property, which, if not already in its possession, shall be promptly delivered to it (a) following any such commencement of a bankruptcy proceeding upon the other Party’s written request therefor, unless the affected Party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under clause (a), following the rejection of this Agreement by the affected Party upon written request therefor by the other Party. This Section is without prejudice to any rights that either Party may have arising under the U.S. Bankruptcy Code, foreign equivalents or other Applicable Laws related to bankruptcy or insolvency as they relate to this Agreement. 12. C4T REVERSION AND OPTION RIGHTS UPON TERMINATION. 12.1. Reversion of [***]. [***]. Upon any termination of this Agreement, in whole or in part, the Parties shall collaborate to initiate and perform a transfer of the applicable [***] in accordance with a transition plan to be set up by the parties within [***] after such termination. Such plan shall set forth in reasonable detail what needs to be transferred and a reasonable time frame within which such transfer must be made, not to exceed [***] after the effective date of such termination, and the Parties shall collaborate to ensure an orderly transfer in accordance with such plan. 12.2. Option to License. Except for a termination by MKDG in accordance with Section 10.4, upon any other termination of this Agreement on a Project-by-Project basis or in its entirety, MKDG hereby grants to C4T, on a Collaboration Target-by-Collaboration Target basis, an option (“Option”) to obtain any or all of the following: (a) an exclusive, worldwide, sublicensable (through multiple tiers of sublicensees), milestone and royalty-bearing (as set out in Section 12.4 below) license under the MKDG Foreground IP and (b) a non-exclusive, worldwide, sublicensable (through multiple tiers of sublicensees), milestone and royalty- bearing (as set out in Section 12.4 below) license under the MKDG Background IP introduced by MKDG into the applicable terminated Project(s), in each case ((a) and (b)) solely to Develop, make, have made, use, offer for sale, sell and otherwise Commercialize all Compounds and Products Directed To the applicable Terminated Collaboration Target(s) in the Field in the Territory (the “License”), which Option shall be exercisable at any time from the date of written termination notice of the applicable terminated Project or the Agreement in its entirety until [***] after the effective date of such termination (“Option Period”). If such Option is not exercised in writing prior to the expiration of the Option Period, then such Option to MKDG Background IP and MKDG Foreground IP under this Section 12.2 shall lapse forthwith. If C4T exercises its Option in writing prior to the expiration of the Option Period, MKDG shall grant and hereby grants the License to C4T, on a Collaboration Target-by- Collaboration Target basis, as requested by C4T in its Option exercise notice, and Sections 12.4 and 12.5 shall apply. 12.3. Determination of Stage of Development and Initiation Notification. Prior to the expiration of the Option Period, regardless of whether C4T exercises its Option, the Parties shall mutually agree as to (a) the stage of development of the Compound(s) or Product(s) that are the subject of the terminated Project(s), as of the effective date of such termination of this Agreement with respect to such Project(s), which determination shall be aided by the criteria set forth in the Work Plan if applicable, and (b) the financial provisions

ACTIVE/128326788.11 -40- set forth in Section 12.4 that apply to such Compound(s) or Product(s). If C4T initiates a Clinical Trial of a Compound or Product after termination of this Agreement, C4T will provide MKDG with written notice within [***] after dosing of the first patient in such Clinical Trial. 12.4. Financial Considerations for Compound(s) and Product(s) at Different Stages. C4T is obliged to report to MKDG each achievement that will trigger either milestone or royalty payments as outlined in this Section 12.4 within [***] upon achievement. 12.4.1. Prior to DC Nomination. If the Parties agree according to Section 12.4 that no Compound(s) Directed To a Collaboration Target were selected for DC Nomination by the Parties prior to termination, the financial provisions as outlined in this Section 12.4.1 shall apply to Compound(s) and Product(s) Directed to such Collaboration Target (collectively, “Tier 1 Products”), in the event that C4T Develops and Commercializes such Tier 1 Product(s). [***]. 12.4.2. After DC Nomination and Prior to Development Candidate Selection by MKDG. If, with respect to a Compound(s) that is subject to termination under this Agreement the Parties agree [***], the financial provisions as outlined in this Section 12.4.2 shall apply to such Compound(s) and Product(s) incorporating such Compound(s) (collectively, “Tier 2 Products”). [***]. 12.4.3. After Development Candidate Selection by MKDG and Prior to Phase 2 Clinical Trial. If, with respect to a Compound(s) that is subject to termination under this Agreement, the Parties agree [***], the financial provisions as outlined in this Section 12.4.3 shall apply to such Compound(s) and Product(s) incorporating such Compound(s) (collectively, “Tier 3 Products”). [***]: 1) [***]: Development Milestone Event Milestone Payment [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] 2) [***]. 12.4.4. After Phase 2 Clinical Trial. If, with respect to a Compound(s) or Product(s) that is subject to termination of this Agreement, the Parties agree [***], the financial provisions as outlined in this Section 12.4.4 shall apply to such Compound(s) and Product(s) (collectively, “Tier 4 Products”).

ACTIVE/128326788.11 -41- [***]: 1) [***]: Development Milestone Event per Product Development Milestone Payment [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] 2) [***]. 12.5. Transition. After exercising a C4T Option, the Parties shall collaborate to initiate and perform a transfer of the applicable Project in accordance with a transition plan to be set up by the parties within [***] after such Option exercise. Such plan shall set forth in reasonable detail what needs to be transferred and a reasonable time frame within which such transfer must be made, not to exceed [***] after such Option exercise and the Parties shall collaborate to ensure an orderly transfer in accordance with such plan. [***]. Without limiting the foregoing transfer, the following shall apply with respect to each Terminated Collaboration Target and Compounds and Products Directed To such Terminated Collaboration Target after Option Exercise: 12.5.1. Ongoing Clinical Trials. If, at the time of such termination, MKDG or its Affiliates or Sublicensee are conducting any Clinical Trials, then, at C4T’s election and sole discretion on a Clinical Trial-by-Clinical Trial basis and provided that C4T delivers notice of such election to MKDG [***], to the extent permissible under Applicable Laws, MKDG shall, and shall cause its Affiliates or Sublicensees (as applicable) to, cooperate with C4T to transfer the conduct of such Clinical Trial to C4T or its designees, at C4T’s sole cost and expense. 12.5.2. Regulatory Submissions. Upon C4T’s written request to the extent delivered to MKDG [***], MKDG shall provide C4T with copies of all regulatory applications, submissions, notifications, communications, correspondence, registrations, Marketing Approvals and/or other filings made to, received from or otherwise conducted with a Regulatory Authority by or on behalf of MKDG, its Affiliates or Sublicensees in order to Develop, Manufacture or Commercialize Products (“Transferred Regulatory Materials”). To the extent permissible under Applicable Laws, MKDG shall assign to C4T, and shall provide C4T with a right of reference with respect to, such requested Transferred Regulatory Materials, as C4T determines at its reasonable discretion, at C4T’s sole cost and expense. In addition, upon C4T’s written request, MKDG shall, [***], provide to C4T copies of all material related documentation, including material non-clinical, preclinical and clinical data that are held by MKDG, its Affiliates or Sublicensees with respect to the Products. The Parties shall discuss and establish appropriate arrangements with respect to safety data exchange for the Products.

ACTIVE/128326788.11 -42- 12.5.3. Trademarks. Upon C4T’s written request to the extent delivered to MKDG [***], the Parties shall negotiate in good faith for a period of [***], a license to any or all trademarks and trade dress relating to the respective Product(s) and any applications therefor (excluding any such marks that include, in whole or part, any corporate name or logos of MKDG or its Affiliates or Sublicensees) at market standard terms, which shall in no event increase the milestones and royalties payable to MKDG with respect to Products Directed To Terminated Collaboration Products above those set forth for Tier 4 Products above and which may be included in the royalties and milestones set forth in Section 12.4 based on the applicable tier for such Product(s). For clarity, if the Parties cannot reach an agreement on such license at market standard terms, despite negotiating in good faith, the Parties shall not be obliged to enter into any agreement granting such a trademark license, except as reasonably necessary to Develop and Commercialize any inventory of Compound or Product purchased pursuant to Section 12.5.4. 12.5.4. Inventory. Upon C4T’s written request to the extent delivered to MKDG [***], MKDG shall transfer to C4T or its designee some or all compliant inventory of Compound or Product [***] then in the possession or control of MKDG, its Affiliates or Sublicensees; provided that, C4T will pay MKDG a price [***]. In addition, MKDG shall put C4T, upon C4T’s request, into contact with MKDG’s supplier of Compound or Product to enter into an arrangement with such contractor from which MKDG was obtaining supply of Compound or Product. 12.5.5. Wind Down. [***], MKDG shall be responsible for the wind-down of MKDG’s and its Affiliates’ and its Sublicensees Development, Manufacture and Commercialization activities for Compounds and Products from the terminated Projects, as further set forth in Section 11. 12.6. Other Terms. [***], the following Sections of this Agreement shall apply mutatis mutandis or as set forth in the Agreement with respect to the Collaboration Targets and Products that are subject [***] with respect to the relationship between the Parties in vice versa roles to the extent applicable. For further clarity, in the event that this Agreement is terminated in whole or in part, [***] shall apply, as applicable, with respect to the exclusivity obligations under [***]. 13. REPRESENTATIONS AND WARRANTIES 13.1. Representations and Warranties by Each Party. Each Party represents and warrants to the other as of the Effective Date that: 13.1.1. it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation; 13.1.2. it has full corporate power and authority to execute, deliver, and perform this Agreement in accordance with the terms and conditions hereof, and has taken all corporate action required by Applicable Laws and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement; 13.1.3. this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws

ACTIVE/128326788.11 -43- restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity); 13.1.4. the execution, delivery and performance of this Agreement by it does not, in any material respect, breach, violate, contravene or constitute a default under any contract, arrangement or commitment to which such Party is a party or by which it is bound, or violate any statute, law or regulation or any court or governmental body having jurisdiction over such Party; 13.1.5. such Party has not, nor any of such Party’s Affiliates have entered, directly or indirectly, into any contract or any other transaction with any Third Party that conflicts with its undertakings under this Agreement; 13.1.6. all consents, approvals and authorizations from all Governmental Bodies or other Third Parties required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been obtained; and 13.1.7. the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and shall not (a) conflict with or result in a breach of any provision of its organizational documents, (b) result in a breach of any agreement to which it is a party; or (c) violate any Applicable Laws. 13.2. Representations and Warranties by C4T. C4T represents and warrants to MKDG as of the Effective Date that: 13.2.1. C4T has all right, title and interest necessary to grant to MKDG the licenses and rights under Section 2.1, [***]; 13.2.2. all issued and pending Patent Rights within the C4T Technology and Existing Degrader Patent Rights are in full force and effect (if still pending, are being maintained and actively prosecuted), and, [***]; 13.2.3. [***]; 13.2.4. [***]; 13.2.5. [***]; 13.2.6. [***]; 13.2.7. [***]; 13.2.8. [***]; 13.2.9. [***]; 13.2.10. [***]. 13.3. Covenants by Each Party. Each Party covenants to the other that:

ACTIVE/128326788.11 -44- 13.3.1. each employee, consultant, agent and contractor of such Party (or any of its Affiliates) conducting activities under this Agreement is or will be obligated to assign all Inventions, Results, Patent Rights, Know-How and other intellectual property rights first conceived, discovered, invented, made, or conceived and reduced to practice in the course of, or as a result of, activities under this Agreement to such Party; and 13.3.2. it will not, to such Party’s knowledge, employ any Person or otherwise use in any capacity the services of any Third Party contractor debarred under Section 21 USC 335a or any foreign equivalent thereof in performing any activities under this Agreement. Such Party shall notify the other Party in writing promptly if any such debarment occurs or comes to its attention and shall promptly remove any Person or entity so disbarred from performing any activities under this Agreement. 13.3.3. it will comply with all Applicable Laws, regulations, and industry codes dealing with government procurement, conflicts of interest, corruption or bribery, including, if applicable, the U.S. Foreign Corrupt Practices Act of 1977, as amended, in its performance under this Agreement, as further set forth in Article 15. 13.4. Covenants by C4T. C4T covenants to MKDG that, during the Term, neither C4T nor any of C4T’s Affiliates will enter, directly or indirectly, into any contract or any other transaction with any Third Party that conflicts with the rights granted to MKDG under this Agreement. 13.5. Limitation. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT ANY OF THE DEVELOPMENT, MANUFACTURING AND/OR COMMERCIALIZATION EFFORTS WITH REGARD TO ANY COLLABORATION TARGET OR PRODUCT WILL BE SUCCESSFUL. 13.6. No Other Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 13, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. 14. INDEMNIFICATION AND LIABILITY 14.1. Indemnification by C4T. C4T shall indemnify, defend and hold MKDG and its Affiliates, and their respective officers, directors, employees, contractors, agents and assigns (each, a “MKDG Indemnified Party”), harmless from and against losses, damages and liability, including reasonable legal expenses and attorneys’ fees, (collectively, “Losses”) to which any MKDG Indemnified Party may become subject as a result of any Third Party demands, claims or actions (“Third Party Claims”) against any MKDG Indemnified Party arising or resulting from: (a) the gross negligence or willful misconduct of C4T or its Affiliates under this Agreement or (b) the material breach by C4T of any term in, or the warranties, representations or covenants made by C4T to MKDG under, this Agreement. C4T’s obligations to so indemnify and hold the MKDG Indemnified Parties harmless shall not apply to the extent that such Third Party Claims arise from the material breach of this Agreement by or the gross negligence or willful misconduct of MKDG or its Affiliates or any of their Related Parties.

ACTIVE/128326788.11 -45- 14.2. Indemnification by MKDG. MKDG shall indemnify, defend and hold C4T and its Affiliates, and their respective officers, directors, employees, contractors, agents and assigns (each, a “C4T Indemnified Party”), harmless from and against Losses incurred by any C4T Indemnified Party as a result of any Third Party Claims against any C4T Indemnified Party (including product liability claims) arising or resulting from: (a) the Development, Manufacture, or Commercialization of Products by MKDG or its Related Parties (other than the Development activities conducted by or on behalf of C4T or its Affiliates pursuant to the Work Plan); (b) the gross negligence or willful misconduct of MKDG or its Affiliates under this Agreement; or (c) the material breach by MKDG of any term in, or the warranties, representations or covenants made by MKDG to C4T under, this Agreement. MKDG’s obligations to so indemnify and hold the C4T Indemnified Parties harmless shall not apply to the extent that such Third Party Claims arise from the material breach of this Agreement by or the gross negligence or willful misconduct of C4T or any of its Related Parties. 14.3. Indemnification Procedure. 14.3.1. Any MKDG Indemnified Party or C4T Indemnified Party seeking indemnification hereunder (each, an “Indemnified Party”) shall notify the Party against whom indemnification is sought (“Indemnifying Party”) in writing reasonably promptly after the assertion against the Indemnified Party of any Third Party Claim in respect of which the Indemnified Party intends to base a claim for indemnification hereunder, but the failure or delay to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation or liability that it may have to the Indemnified Party except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such Third Party Claim is adversely affected thereby. 14.3.2. Subject to the provisions of Section 14.3.3 below, the Indemnifying Party shall have the right, upon providing notice to the Indemnified Party of its intent to do so within [***] after receipt of the notice from the Indemnified Party of any Third Party Claim, to assume the defense and handling of such Third Party Claim, at the Indemnifying Party’s sole expense. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense and handling of the Third Party Claim at the Indemnifying Party’s sole expense. If procedural rules prevent the Indemnifying Party from managing and controlling the defense of a Third Party Claim and its settlement, the Indemnified Party shall to the extent necessary cooperate with the Indemnifying Party to manage and control the defense of such Third Party Claim and its settlement, provided however, that the Indemnifying Party shall have the right to make all decisions relevant for the defense of such Third Party Claim and its settlement. 14.3.3. The Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense and handling of such Third Party Claim, and the Indemnifying Party shall defend or handle the same in consultation with the Indemnified Party, and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, would involve any admission of wrongdoing on the part of the Indemnified Party, or does not include a release of all claims against the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party, at the request and expense of the Indemnifying Party, and shall be entitled to participate

ACTIVE/128326788.11 -46- in the defense and handling of such Third Party Claim with its own counsel and at its own expense. 14.4. Special, Indirect and Other Losses. EXCEPT WITH RESPECT TO EACH PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 14.1 OR SECTION 14.2, AS APPLICABLE, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL LIMIT EITHER PARTY FROM SEEKING OR OBTAINING ANY REMEDY AVAILABLE UNDER LAW FOR ANY BREACH BY THE OTHER PARTY OF ITS CONFIDENTIALITY AND NON-USE OBLIGATIONS UNDER ARTICLE 8 OR ANY BREACH BY C4T OF ITS EXCLUSIVITY OBLIGATIONS UNDER SECTION 2.5. 14.5. Insurance. During the Term, each Party, at its own expense, shall maintain liability insurance (or self-insure) in an amount consistent with industry standards for a business of its nature. It is understood and agreed that this insurance shall not be construed to limit either Party’s liability with respect to its indemnification obligations hereunder. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request. 15. DATA PRIVACY AND COMPLIANCE 15.1. Data Privacy Laws. 15.1.1. General. Each Party acknowledges that it may have access to certain Personal Data for the implementation of this Agreement. Each Party will comply with all applicable Data Protection Laws relating to any Personal Data which is shared between the Parties for the purpose of this Agreement. The Parties will protect Personal Data and will not use, disclose, transfer or otherwise process such Personal Data except as necessary to perform under and set forth in this Agreement, or as authorized by the data subject or in accordance with Applicable Laws. The Parties further agree not to undertake any processing activities of any Personal Data for or on behalf of the other Party under this Agreement, and that the Parties aim to be independent controllers in accordance with Data Protection Laws when processing Personal Data. 15.1.2. Party Outside EEA. If a Party has its registered office outside the EU/EEA in a country not providing an adequate data protection level recognized by the European Commission, the Parties shall take the necessary steps to ensure that Personal Data is transferred according to applicable Data Protection Law; to this end the Parties shall ensure that the Personal Data will be sufficiently protected in accordance with applicable Data Protection Law. 15.1.3. Data Privacy Agreement. The Parties shall (a) discuss and determine their respective roles, if any, for further processing Personal Data and (b) execute a data privacy agreement as necessary or appropriate under applicable Data Protection Law. For clarity, upon execution of any such data privacy agreement, the executed version of such data privacy agreement shall become part of the Agreement.

ACTIVE/128326788.11 -47- 15.2. Business Conduct. 15.2.1. Business Conduct Generally. MKDG intends to conduct its business in accordance with, and shall comply with (and use Commercially Reasonable Efforts to ensure its Sublicensees comply with), Applicable Laws relating to environmental, labor and social standards (the “Standards”) and to abide by the standards set forth in MKDG’s Code of Conduct and the Human Rights Charter (available at http://www.emdgroup.com). C4T and its Affiliates shall comply, and C4T shall use Commercially Reasonable Efforts to ensure that its subcontractors hereunder comply, with the Standards. 15.2.2. Anti-Bribery. Each Party and its Affiliates shall, and shall use Commercially Reasonable Efforts to ensure its Sublicensees or subcontractors, comply with the laws passed pursuant to the OECD Anti Bribery Convention, the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010, and any other applicable local anti-bribery or anti- corruption laws, as are in force from time to time (jointly “Anti-Bribery Laws”). Thereby, each Party agrees (a) to adopt all necessary measures to prevent violation of the Anti-Bribery Laws; (b) not to offer, pay, give, or promise to pay or give, directly or indirectly, any payment or gift of any money or thing of value to (i) any government official to improperly influence any acts or decisions of such official or to induce such official to improperly use their influence with any government to effect or influence the decision of such government in order to assist it in its performance of its obligations under this Agreement; (ii) any political party or candidate for public office for an improper purpose; or (iii) any person if such Party knows or has reason to know that such money or thing of value will be offered, promised, paid, or given, directly or indirectly, to any official, political party, or candidate for an improper purpose. 15.2.3. Improper Conduct. Each Party shall notify the other in writing in case of any violation by such Party, its Affiliates or its Sublicensees of any Anti-Bribery Laws, or of any Standards in relation to the activities under this Agreement (collectively, “Improper Conduct”). If one Party notifies the other Party of the occurrence of any such Improper Conduct, or the other Party has a reasonable suspicion of any such Improper Conduct, such other Party may, in addition to any other rights such other Party may have under this Agreement, inspect or have inspected by an independent auditor the premises, books and records of such Improper Conduct for the purpose of ensuring compliance with this Section 15.2. 16. GENERAL PROVISIONS 16.1. Assignment in General. Except as provided in this Section 16.1, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party; provided, however, that (and notwithstanding anything elsewhere in this Agreement to the contrary) either Party may, without such consent, assign this Agreement and its rights and obligations hereunder (a) in whole to an Affiliate of such Party, or (b) pursuant to a merger or consolidation (or other Change of Control transaction) of the assigning Party. Notwithstanding the foregoing, the Parties shall also refrain from making any assignments without the prior written consent of the other Party, if the assignee is a Person or an entity resident of or has its primary place of business established in a country included in the EU list of non-cooperative jurisdictions for tax purposes as approved by the Ecofin Council from time to time (as of the Effective Date, reference is made to the Annex 1 of the conclusions of the Ecofin Council on 20 February 2024). A Party making such permitted assignment shall provide the other Party with prompt written notice of any such assignment. Any attempted assignment not in

ACTIVE/128326788.11 -48- accordance with this Section 16.1 shall be null and void. A Party assigning this Agreement to an Affiliate shall be and remain responsible to the other Party and shall remain primarily liable for any acts or omissions of its Affiliates. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. 16.2. Change of Control. 16.2.1. Notification. C4T shall provide written notice to MKDG of an impending Change of Control of C4T, as soon as the Change of Control can be legally disclosed. 16.2.2. [***] 16.3. Performance and Exercise by Affiliates. Each Party shall have the right to have any of its obligations hereunder performed, or its rights hereunder exercised, by any of its Affiliates and the performance of such obligations by any such Affiliate shall be deemed to be performed by such Party; provided, however, that such Party shall be responsible for ensuring the performance of its obligations under this Agreement and that any failure of any Affiliate performing obligations of such Party hereunder shall be deemed to be a failure by such Party to perform such obligations. For clarity, the foregoing means that each Party may designate an Affiliate to perform its obligations hereunder or to be the recipient of the other Party’s performance obligations hereunder. 16.4. Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of Applicable Laws, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will make good faith efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties. 16.5. Governing Law; English Language. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the patent laws of the United States of America (however, respecting foreign patent laws as Applicable Laws in the individual situation) excluding the United Nations Convention on Contracts for the International Sale of Goods (CISG) without reference to any rules of conflict of laws. 16.6. Accounting Procedures. Each Party shall calculate all amounts, and perform other accounting procedures required, under this Agreement and applicable to it in accordance with IFRS or U.S. Generally Accepted Accounting Principles (GAAP). 16.7. Dispute Resolution. 16.7.1. If any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including any action or claim based on tort, contract or statute, or concerning the interpretation, effect, termination, validity, performance or breach of this Agreement (each, a “Dispute”), arises between the Parties and the Parties cannot resolve such Dispute through good faith discussions, within [***] of a written request by either Party to the other Party (“Notice of Dispute”), either Party may refer the Dispute to the [***] (the “Business Leaders”) for resolution. If, after an additional [***] after the Notice of Dispute, the Business Leaders have not succeeded in negotiating a resolution of the Dispute, the Dispute shall be referred to the [***] (the “Senior Leaders”) for resolution. If, after an additional [***], the

ACTIVE/128326788.11 -49- Senior Leaders have not succeeded in negotiating a resolution of the Dispute and a Party wishes to pursue the matter, each such Dispute, controversy or claim that is not an “Excluded Claim” (defined below) shall be finally resolved by binding arbitration administered by Rules of Arbitration of the International Chamber of Commerce (ICC) (the “Rules”). 16.7.2. Binding Arbitration. Any dispute that cannot be resolved amicably as set forth above shall be finally settled in arbitration pursuant to the Rules by [***]. Each of the [***] shall individually have recognized expertise in (a) applying Delaware or New York law as an arbitrator presiding over arbitrations and (b) handling matters in relation to development and commercialization of pharmaceutical products, including experience in deciding issues related to commercially reasonable efforts. The following discovery shall be available to each Party under any arbitration conducted under this Agreement: (i) [***] document requests for production, (ii) [***] interrogatories, and (iii) [***] depositions, which shall include depositions of individuals and corporate entities consistent with the Federal Rule of Civil Procedure 30(b)(6). The seat of arbitration shall be New York, NY, USA. The arbitration shall be conducted in the English language. The Parties shall use reasonable efforts to conclude any arbitration hereunder within [***] after the Dispute that is the subject of such arbitration is first submitted for resolution by arbitration. The award of arbitration shall be final and binding upon both Parties. No award or procedural order made in the arbitration shall be published, unless and to the extent required by Applicable Laws or by order or regulation of a governmental body or court of competent jurisdiction, in which case Section 8.3 shall apply mutatis mutandis. 16.7.3. Injunctive Relief. Except as otherwise specifically set forth in any provision of this Agreement, no provision herein shall be construed as precluding a Party from bringing an action for injunctive relief or other equitable relief prior to the initiation of the above procedure. Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor the arbitrators may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the Dispute, controversy or claim would be barred by the applicable Delaware statute of limitations. Any final award by the arbitrators may be entered by either Party in any court having appropriate jurisdiction for a judicial recognition of the decision and applicable orders of enforcement. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. Each Party shall bear its own costs, expenses and attorneys’ fees and an equal share of the arbitrator’s fees and any administrative fees of arbitration, unless the arbitrators agree otherwise. 16.7.4. As used in this Section 16.7, the term “Excluded Claim” means any Dispute, controversy or claim that concerns (a) the validity, enforceability or infringement of any patent, trademark or copyright, or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory. Any Excluded Claim may be submitted by either Party to any court of competent jurisdiction over such Excluded Claim. 16.8. Force Majeure. Except regarding any payment due under this Agreement, neither Party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereunder (excluding, in each case, the obligation to make payments when due) if such delay or nonperformance is caused by strike, fire, flood, earthquake, accident, war, act of terrorism, act of God or of the government of any country or of any local government, or by any other cause unavoidable or beyond the control of any Party hereto. The Party affected by force majeure shall provide the

ACTIVE/128326788.11 -50- other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities) and will use Commercially Reasonable Efforts to overcome the difficulties created thereby and to resume performance of its obligations hereunder as soon as practicable. The Parties agree and acknowledge that any event related to a pandemic that was existent and publicly known as of the Effective Date shall not be considered as a force majeure event in this Agreement, provided however that any new events related to such pandemic, including but not limited to the occurrence of a variant, may be considered as a force majeure event, if such new events have a significant impact which makes it materially impossible for a Party to fulfil an obligation under this Agreement. 16.9. No Trademark Rights. No right, express or implied, is granted by this Agreement to a Party to use in any manner the name or any other trade name or trademark of the other Party in connection with the performance of this Agreement or otherwise. 16.10. Waivers and Amendments. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party. No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party. 16.11. Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between C4T and MKDG, or to constitute one as the agent of the other. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other. 16.12. Notices and Deliveries. Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person or transmitted by express courier service (signature required) or by email to the Party to which it is directed at its address or email address shown below or such other address or email address as such Party shall have last given by notice to the other Party. Any notice sent by email in accordance with this Section 16.12 shall be deemed to have been duly given when sent, provided that (a) a read receipt from each of the notice recipients has been received by the sender, and (b) a copy of the notice is sent by overnight courier to the postal address of the relevant Party set forth below on the same day on which the email is being sent, and provided further that if the sender of the email does not receive a read receipt from each of the notice recipients or receives an automated response from the recipient or a mail server indicating that the recipient is out of office or that the email could not be delivered, such notice shall be deemed delivered on the third day deposited with the overnight courier for delivery to the relevant Party’s postal address set forth below. This Section 16.12 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement: If to C4T:

ACTIVE/128326788.11 -51- C4 Therapeutics, Inc. 490 Arsenal Way, Suite 120 Watertown, MA 02472 Attention: Chief Legal Officer [***], with a copy to [***] and [***] If to MKDG: Merck KGaA Frankfurter Straße 250 64293 Darmstadt Germany Attention: Alliance Management [***] With a copy, which shall not constitute notice, to: Merck KGaA Frankfurter Straße 250 64293 Darmstadt Germany Attention: Legal Department / LE-H [***] 16.13. Further Assurances. MKDG and C4T hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all documents and take any action as may be reasonably necessary to carry out the intent and purposes of this Agreement. 16.14. No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, except as otherwise expressly provided for in this Agreement. 16.15. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter, including the Prior CDA. Any information exchanged between the Parties under the Prior CDA which is confidential under such Prior CDA shall be deemed Confidential Information under this Agreement and shall be governed by this Agreement as of the Effective Date. 16.16. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall

ACTIVE/128326788.11 -52- constitute one and the same instrument. A facsimile or a portable document format (PDF) copy of this Agreement, including the signature pages with signatures (in form of handwritten, non- certified electronic or certified electronic signatures), will be deemed an original. 16.17. Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and completion of this Agreement. 16.18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns. 16.19. Export. Each Party acknowledges that the laws and regulations of the United States or other applicable jurisdictions restrict the export and re-export of commodities and technical data of United States or other applicable jurisdiction origin. In accordance with Applicable Laws, each Party agrees that it will not export or re-export restricted commodities or the technical data of the other Party in any form without appropriate United States or foreign government licenses. 16.20. Notification and Approval. If this Agreement or the transaction(s) set forth herein are subject to notification or regulatory approval in one or more countries, then development and commercialization in such country(ies) will be subject to such notification or regulatory approval. The Parties will reasonably cooperate with each other with respect to such notification and the process required thereunder, including in the preparation of any filing, and will share equally any and all costs, expenses, and filing fees associated with any such filing. [Remainder of page left blank intentionally.]

ACTIVE/128326788.11 -53- IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives. C4 THERAPEUTICS, INC. By: /s/ Andrew J. Hirsch Name: Andrew J. Hirsch Title: President and Chief Executive Officer MERCK KGaA, Darmstadt, Germany By: /s/ Matthias Müllenbeck Name: Dr. Matthias Müllenbeck Title: SVP, Head Global Business Development & Alliance Management By: /s/ Jens Eckhardt Name: Jens Eckhardt Title: Authorized Representative

ACTIVE/128326788.11 -54- Schedules [***]